                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                IBT BANCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                IBT BANCORP, INC.
                                200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858

                                  ------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 2006

                                  ------------

     Notice is hereby given that the Annual Meeting of Shareholders of IBT Bancorp, Inc. will be held on Tuesday, April 18, 2006 at 7:00 p.m. Eastern Standard Time, at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

          1. The election of four directors.

          2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed March 1, 2006 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

                                        By order of the Board of Directors

                                        /s/ DEBRA CAMPBELL

                                        Debra Campbell, Secretary


Dated: March 23, 2006

                                IBT BANCORP, INC.
                                200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858


                                  ------------

                                 PROXY STATEMENT

                                  ------------

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the Corporation) a Michigan financial holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 18, 2006 at 7:00 p.m. at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

     This Proxy Statement has been mailed on March 28, 2006 to all holders of record of common stock as of the record date. If a shareholder's shares are held in the name of a broker, bank or other nominee, then that party should give the shareholder instructions for voting the shareholder's shares.

VOTING AT THE MEETING

     The Board of Directors of the Corporation has fixed the close of business on March 1, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. As of March 1, 2006, there were 5,472,013 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. Shareholders may vote on matters that are properly presented at the meeting by either attending the meeting and casting a vote or by signing and returning the enclosed proxy. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy, indicate their choice with respect to the matters to be voted upon, and return it to the Corporation.

     The Corporation will hold the Annual Meeting of Shareholders if holders of a majority of the Corporation's shares of common stock entitled to vote are represented in person or by proxy at the meeting. If a shareholder signs and returns the proxy, those shares will be counted to determine whether the Corporation has a quorum, even if the shareholder abstains or fails to vote on any of the proposals listed on the proxy.

     If a shareholder's shares are held in the name of a nominee, and the shareholder does not tell the nominee how to vote the shares (referred to as broker non-votes), then the nominee can vote them as it sees fit only on matters that are determined to be routine and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposals.

     In the election of directors, director nominees receiving a plurality of votes cast at the meeting will be elected directors of the Corporation. Shares not voted, including broker non-votes, have no effect on the election of directors.

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years. At the Annual Meeting of Shareholders, four directors will be elected for terms ending with the annual meeting of shareholders in 2009.

     Except as otherwise specified in the proxy, proxies will be voted for election of the four nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation's management now knows of no reason to anticipate that this will occur. The four nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES NOMINATED BY THE BOARD OF DIRECTORS.

     Nominees for election and current directors are listed below. Also shown for each nominee and each current director is his or her principal occupation for the last five or more years, age and length of service as a director of the Corporation.

DIRECTOR NOMINEES FOR TERMS ENDING IN 2009

     Dennis P. Angner (age 50) has been a director of the Corporation since 2000. He also serves as an ex-officio member of all of the Corporation's subsidiary Boards of Directors and committees. Mr. Angner has been President and CEO of the Corporation since December 30, 2001. Prior to his appointment as President and CEO, he served as Executive Vice President of the Corporation.

     David J. Maness (age 52) was appointed as a director of the Corporation in 2004, and serves on the Finance and Planning Committee and the Audit Committee. He also serves on the Board of Directors of Isabella Bank and Trust and Financial Group Information Services. Mr. Maness is President of Maness Petroleum, a geological and geophysical consulting service.

     W. Joseph Manifold (age 54) was appointed to IBT Bancorp Inc.'s Board of Directors in July 2003, and serves as chairperson of the Audit Committee. Mr. Manifold also serves as a director of IBT Title and Insurance Agency, Inc. Mr. Manifold is a Certified Public Accountant and President of Federal Broach & Machine Company, a manufacturing company.

     William J. Strickler (age 65) has been a director of the Corporation since 2002, and serves as chairperson of the Human Resource Committee, and also serves on the Nominating and Corporate Governance Committee. He has been a director of Isabella Bank and Trust since 1995. Mr. Strickler is President of Michiwest Energy, an oil and gas producer.

CURRENT DIRECTORS WITH TERMS ENDING IN 2007

     James C. Fabiano (age 62) has been a director of Isabella Bank and Trust since 1979 and of the Corporation since 1988, of which he is currently serving as Chairperson and is an ex-officio member of all committees. He also serves as an ex-officio member of all the Corporation's subsidiary Boards of Directors. Mr. Fabiano is President and CEO of Fabiano Brothers, Inc., a wholesale distributor of beer, wine and certain specialty beverages.

     David W. Hole (age 68) has been a director of Isabella Bank and Trust since 1982. He has served on the Board of the Corporation since 1988 and serves on the Human Resource Committee and the Finance and Planning Committee. He currently is a director of Financial Group Information Services. He retired as President and CEO of Isabella Bank and Trust and the Corporation on December 30, 2001.

     Dale Weburg (age 62) has been a director of Farmers State Bank of Breckenridge since 1987 and currently serves as Chairperson. He has served on the Board of the Corporation since 2000 and is a member of the Financial Group Information Services Board of Directors. He also serves on the Nominating and Corporate Governance Committee, Audit Committee and is chairperson of the Finance and Planning Committee. Mr. Weburg is President of Weburg Farms, a cash crop farm operation.

CURRENT DIRECTORS WITH TERMS ENDING IN 2008

     Richard J. Barz (age 57) was appointed director of the Corporation in 2002. He has been a director of Isabella Bank and Trust since 2000. Mr. Barz also serves on the Board of IBT Title and Insurance Agency, Inc., and Financial Group Information Services and is a member of the Human Resource Committee. Mr. Barz has been President and CEO of Isabella Bank and Trust since December 30, 2001. Prior to his appointment as President and CEO he served as Executive Vice President of Isabella Bank and Trust.

     Sandra L. Caul (age 62) was appointed director of the Corporation in 2005. She currently serves as director of Isabella Bank and Trust and IBT Title and Insurance Agency, Inc. She also serves on the Human Resource

Committee. Ms. Caul retired in January 2005 as a state representative of the Michigan State House of Representatives. Ms. Caul is a registered nurse.

     Timothy M. Miller (age 54) was appointed director of the Corporation in 2005. He has served as a director of Farmers State Bank of Breckenridge since 2002. Mr. Miller also serves as a director of Financial Group Information Services. Mr. Miller has been President and CEO of Farmers State Bank of Breckenridge since January 1, 2003. Prior to his appointment as President and CEO he served as Senior Vice President of Farmers State Bank of Breckenridge.

     Ronald E. Schumacher (age 69) has been a director of the Corporation since 1988 and of Isabella Bank & Trust since 1984, of which he is currently serving as Chairperson. He also serves on the Human Resource Committee, Audit Committee and serves as chairperson of the Nominating and Corporate Governance Committee. Mr. Schumacher is the President of A. Schumacher Sons, a grain and beef farm operation.

     Each of the directors has been engaged in their stated professions for more than five years. The principal occupation of Dennis P. Angner is with the Corporation, and he has been employed by Isabella Bank and Trust and/or the Corporation since 1984. Other executive officers of the Corporation include:
Richard J. Barz, President of Isabella Bank and Trust, an employee of Isabella Bank & Trust and/or the Corporation since 1972; Timothy M. Miller, President of Farmers State Bank of Breckenridge, an employee of Farmers State Bank of Breckenridge and/or the Corporation since 1985; Peggy Wheeler (age 46), Senior Vice President and Controller of the Corporation, employed by Isabella Bank and Trust and/or the Corporation since 1977. All officers of the Corporation serve at the pleasure of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors of the Corporation met 13 times during 2005. All incumbent directors attended 75% or more of the meetings held in 2005. The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, a Human Resource, and a Finance and Planning Committee.

     The Audit Committee is composed of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the "Report of the Audit Committee" included elsewhere in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors that was attached as Appendix A to the Corporation's proxy statement for the 2005 Annual Shareholders Meeting. In accordance with the provisions of the Sarbanes -- Oxley Act of 2002, Director Manifold meets the requirement of Audit Committee Financial Expert and has been so designated by the Board of Directors.

     The Corporation has a standing Nominating and Corporate Governance Committee consisting of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Committee consists of directors Schumacher, Strickler and Weburg. The Nominating and Corporate Governance Committee held five meetings in 2005, and all directors attended 75% or more of the meetings in 2005. The Board of Directors has approved a Nominating and Corporate Governance Committee Charter that was attached as Appendix B to the Corporation's proxy statement for the 2005 Annual Shareholders Meeting. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board of Directors for approval. In making its selections and recommendations, the Nominating and Corporate Governance Committee considers a variety of factors, which generally include the candidate's personal and professional integrity, independence, business judgment, and communication skills.

     The Nominating and Corporate Governance Committee will consider as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 200 East Broadway, Mount Pleasant, Michigan 48858 and include the shareholder's name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the recommended candidate for nomination. Recommendations for the 2007 Annual Meeting of Shareholders should be delivered no later than November 28, 2006. The Nominating and Corporate

Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by a shareholder.

     The Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation's Board of Directors the compensation of the Corporation's President and its subsidiaries, benefit plans and the overall percentage increase in salaries. The committee consists of directors, Barz, Hole, Schumacher, Strickler, and Caul.

     The Finance and Planning Committee evaluates new business opportunities and business acquisitions, assists management in establishing financial goals, reviews all strategic plans of subsidiaries to assure consistency with overall corporate goals and reviews interest rate risks, credit risks and insurance coverage. The committee consists of directors Weburg, Maness, Hole, Barz, and Miller.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Committee consists of directors Fabiano, Maness, Manifold, Schumacher, and Weburg.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2005 or thereafter for the Corporation by its independent auditors or any other auditing or accounting firm, except as noted below. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board of Directors.

     Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Committee also reviewed with management and the independent auditors, management's assertion on the design and effectiveness of the Corporation's internal control over financial reporting as of December 31, 2005.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in SAS 61, as may be modified or supplemented. In addition, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting process. The Committee held seven meetings during 2005, and all directors attended 75% or more of the meetings held in 2005.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements and reports on management's assertion on the design and effectiveness of internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee has appointed Rehmann Robson, P.C. as the independent auditors for the 2006 audit.

                                        Respectfully submitted,

                                        /s/ W. Joseph Manifold
                                        ----------------------------------------
                                        W. Joseph Manifold, Audit Committee
                                        Chairperson

                                        James C. Fabiano
                                        David J. Maness
                                        Ronald E. Schumacher
                                        Dale D. Weburg

EXECUTIVE OFFICERS

     Executive Officers of the Corporation are compensated in accordance with their employment with the applicable entity. The executive officers of the Corporation whose annual compensation exceeded $100,000 for the periods indicated are as follows:

                           SUMMARY COMPENSATION TABLE


                                                     ANNUAL
                                                  COMPENSATION
                                                ---------------     ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR  SALARY(1)  COMPENSATION(2)
---------------------------                     ----  ---------  ---------------



Dennis P. Angner,.............................. 2005   $262,530      $ 9,442
  President and CEO of IBT Bancorp, Inc.        2004    251,200        9,012
                                                2003    218,090        8,390

Richard J. Barz,............................... 2005   $251,840      $11,720
  Executive Vice President of IBT Bancorp, Inc.
     and                                        2004    242,000       11,162
  President and CEO of Isabella                 2003    216,340        8,993
  Bank & Trust
Tim Miller,.................................... 2005   $151,750      $   --
  Vice President of IBT Bancorp, Inc. and
     President                                  2004    141,515          --
  and CEO of Farmers State Bank of Breckenridge 2003    128,396        1,770


--------

(1) Includes compensation voluntarily deferred under the Corporation's 401(k) and Non-qualified Deferred Salary Agreement and Board of Directors fees, paid in cash or deferred under the Non-qualified Deferred Directors Compensation Plan.

(2) The amounts shown represent contributions by the Corporation under its Employee Stock Ownership Plan (ESOP), in which substantially all employees participate and expenses related to a nonqualified supplemental Executive Retirement Plan (ERP). The amounts contributed are as follows:


                                                     YEAR   ESOP     ERP
                                                     ----  ------  -------



Dennis P. Angner.................................... 2005  $  --   $ 9,442
                                                     2004      --    9,012
                                                     2003   3,006    5,384

Richard J. Barz..................................... 2005  $  --   $11,720
                                                     2004      --   11,162
                                                     2003   2,982    6,011

Tim Miller.......................................... 2005  $  --   $   --
                                                     2004      --      --
                                                     2003   1,770      --


     The Corporation believes it generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to the named executive officer does not exceed 10% of his annual compensation.

REPORT ON EXECUTIVE COMPENSATION

     Dennis P. Angner serves as President and Chief Executive Officer of the Corporation. With the exception of Dennis P. Angner, services performed by other executive officers of the Corporation are incidental to their primary services as officers and employees of a subsidiary Bank, and they receive no compensation directly from the Corporation. The compensation for the President of IBT Bancorp, Inc. and its subsidiaries is reviewed by the Corporation's Human Resource Committee and approved by the Corporation's Board of Directors based on recommendations from the Human Resource Committee.

     The Committee's approach to determining the annual salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. The Committee utilizes regional and national compensation surveys which provide salary ranges for banks of similar size. Based on these surveys, the Committee establishes salary ranges for all job classifications. In setting salaries, the Corporation seeks to assure relative fairness in the compensation of officers and to recognize the value of their contribution to the Corporation's overall success. Specific factors used to decide where an executive officer salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The salary paid to Dennis P. Angner, President and Chief Executive Officer of the Corporation, was in the 25th to 50th percentile in 2005. The Board's primary consideration in where Angner's salary fits within the defined range was based on a discretionary evaluation of his personal performance and years of service as President and CEO.

                                        Respectfully submitted,

                                        William J. Strickler, Chairperson
                                        Dennis P. Angner
                                        Richard J. Barz
                                        Sandra L. Caul
                                        James C. Fabiano
                                        David W. Hole
                                        Ronald E. Schumacher

THE DEFINED BENEFIT PENSION PLAN

     The Corporation sponsors a defined benefit pension plan. This plan was originally adopted in 1973 and was substantially revised in 1989. Only employees, including leased employees, who have attained the age of 21 and who have worked more than 1,000 hours in the current plan year are eligible to participate.

     Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax law, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

     Pension plan benefits are based on an average of a participant's five highest years of compensation. A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age
65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

     The following table indicates estimated annual benefits payable upon normal retirement for various compensation levels and years of service. Additional benefits may be earned due to integration of social security benefits. The amounts that may be earned are undeterminable until retirement.


  FIVE YEAR
   AVERAGE                                            YEARS OF ACCREDITED SERVICE
 OF HIGHEST                  -------------------------------------------------------------------- ---------
COMPENSATION                   5                      15                      25                      35
------------                 ------                 -------                 -------                 -------



  $ 20,000                   $  900                 $ 2,700                 $ 4,500                 $ 6,300
    50,000                    2,250                   6,750                  11,250                  15,750
    75,000                    3,375                  10,125                  16,875                  23,625
   100,000                    4,500                  13,500                  22,500                  31,500
   125,000                    5,625                  16,875                  28,125                  39,375
   150,000                    6,750                  20,250                  33,750                  47,750
   200,000                    7,875                  23,625                  39,375                  56,125


     The amounts calculated under the plan's benefit formula assume a monthly payment for life. A married participant will generally receive an actuarially reduced monthly payment because the participant's surviving spouse will also receive monthly payments for life after the participant's death. As of December 31, 2005, Richard J. Barz had 33 years, Dennis P. Angner had 22 years, and Timothy M. Miller had 5 years of credited service under the plan.

HUMAN RESOURCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation's Board of Directors the compensation of the Corporation's President and its subsidiaries, benefit plans and the overall percentage increase in salaries. The committee consists of directors Strickler, Angner, Barz, Caul, Fabiano, Hole, and Schumacher. Director Barz did not participate in any of the procedures which pertain to executive officers compensation and was excused from the meetings at such times. Director Angner participated in deliberations concerning compensation of other executive officers, however, was excused from the meeting at which his compensation was set.

REMUNERATION OF DIRECTORS

     The Corporation paid a $4,000 retainer, and $750 per board meeting to its directors during 2005 and $225 per committee meeting attended. Directors of Isabella Bank and Trust were paid a $2,800 retainer, $700 per board meeting and $200 per committee meeting attended. Farmers State Bank of Breckenridge paid a retainer of $2,000, $500 per board meeting, and $120 per committee meeting attended (provided the committee meeting was on a non-board meeting day). Directors who are officers of a subsidiary are not paid for attendance at committee meetings.

     The Corporation sponsors a deferred compensation plan for directors (the Directors' Plan). The Directors' Plan was adopted in 1984 and was substantially revised in 1989 and 1996 and was amended and frozen as of December 31, 2005. Under the Directors' Plan, deferred directors' fees are converted on a quarterly basis into stock units of the Corporation's common stock. The fees are converted based on the purchase price for a share of the Corporation's common stock under the Corporation's Dividend Reinvestment Plan. The board of directors adopted the new Plan on January 1, 2006 to comply with the American Jobs Creation Act of 2004.

     Pursuant to the terms of the Directors' Plan, directors of the Corporation and its subsidiaries were required to defer at least 25% of their earned board fees. The amount deferred under the terms of the Directors' Plan in 2005 was $303,000, resulting in 13,715 stock units being credited to participants' accounts. As of December 31, 2005, there were 161,571 stock units credited to participants' accounts. Stock units credited to a participant's account are eligible for cash and stock dividends as payable. All amounts deferred are unsecured claims against the Corporation's general assets. The net cost of this benefit to the Corporation was $98,000 in 2005.

     Distribution from the Directors' Plan occurs when the participant terminates service with the Corporation and/or attains age 65. Distributions must take the form of shares of Corporation common stock equal to the number of stock units credited to the participant's account. Any Corporation common stock issued under the Directors' Plan will be considered restricted stock under the Securities Act of 1933, as amended.

     Inside directors Angner, Barz, and Miller deferred stock units were issued in 2005, pursuant to the Corporation's understanding of the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (SFAS No. 123R). Under this standard their stock units would have been required to be marked to market quarterly, resulting in additional compensation expense. The IBT Bancorp Board of Directors amended its deferred compensation plan on December 31, 2005. Prior to December 31, 2005, the Plan contained a cash payout option, and a liability was recorded in the consolidated financial statements. The Plan as modified does not allow for cash settlement, and therefore such share-based payment awards qualify for classification as equity. The number of equivalent stock units outstanding will be included when calculating fully dilutive earnings per share.

                  SHARES IN DEFERRED DIRECTOR PLAN BY DIRECTOR


DIRECTOR                                                         SHARES
--------                                                        -------



Sandra Caul....................................................   8,705
James Fabiano..................................................  27,393
David Hole.....................................................  19,056
Thomas L. Kleinhardt...........................................   4,825
Ronald Schumacher..............................................  11,147
William Strickler..............................................  11,190
Dale Weburg....................................................   4,829
Diane Morey....................................................   2,422
Wilson Lauer...................................................     425
Larry Sensabaugh...............................................     467
Bernard Siler..................................................     532
Nancy Shankel..................................................     425
Dave Maness....................................................   2,442
Joe Manifold...................................................   1,780
Greg Varner....................................................     349
G. Charles Hubscher............................................     758
Total for Retired Directors....................................  64,826
                                                                -------
  TOTAL SHARES................................................. 161,571
                                                                =======



INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

     Certain directors and officers of the Corporation and members of their families were loan customers of the subsidiary Banks, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the subsidiary Banks. In management's opinion, all such transactions are made in the ordinary course of business and are substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with other customers. These transactions do not involve more than normal risk of collectibility or present other unfavorable features. Total loans to these customers were approximately $9,679,000 as of December 31, 2005.

                                STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on Corporation common stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at December 31, 2000, and all dividends are reinvested.

                                STOCK PERFORMANCE
                             FIVE-YEAR TOTAL RETURN

                               (PERFORMANCE CHART)

     The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                       COMPARISON OF FIVE YEAR CUMULATIVE
                     AMONG IBT BANCORP, NASDAQ STOCK MARKET,
                              AND NASDAQ BANK STOCK


                                                                                               NASDAQ
YEAR                                   IBT BANCORP                   NASDAQ                    BANKS
----                                   -----------                   ------                    ------



12/31/2000                                100.0                       100.0                    100.0
12/31/2001                                113.7                        85.4                    112.5
12/31/2002                                133.0                        58.7                    110.6
12/31/2003                                154.6                        88.5                    145.1
12/31/2004                                181.3                        97.1                    162.9
12/31/2005                                192.8                        99.2                    166.7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 2006 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.


                                                       AMOUNT AND NATURE
                                                    OF BENEFICIAL OWNERSHIP
                                         ---------------------------------------------
                                           SOLE VOTING    SHARED VOTING  PERCENTAGE OF
                                         AND INVESTMENT  AND INVESTMENT   COMMON STOCK
NAME AND ADDRESS OF OWNER                    POWERS          POWERS       OUTSTANDING
-------------------------                --------------  --------------  -------------



James J. McGuirk........................     365,402           --             6.68%
P.O. Box 222
Mt. Pleasant, MI


     The following table sets forth certain information as of March 1, 2006 as to the common stock of the Corporation owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers of the Corporation as a group.


                                                   AMOUNT AND NATURE
                                                OF BENEFICIAL OWNERSHIP
                               ---------------------------------------------------------
                                 SOLE VOTING    SHARED VOTING     TOTAL    PERCENTAGE OF
                               AND INVESTMENT  AND INVESTMENT  BENEFICIAL   COMMON STOCK
NAME OF OWNER                      POWERS          POWERS       OWNERSHIP   OUTSTANDING
-------------                  --------------  --------------  ----------  -------------



Dennis P. Angner*.............      15,890             90         15,980        0.29%
Richard J Barz*...............      16,897                        16,897        0.31%
Sandra L. Caul................                      8,713          8,713        0.16%
James C. Fabiano..............     229,032                       229,032        4.19%
David W. Hole.................                     15,886         15,886        0.29%
W. Joseph Manifold............         284                           284        0.01%
Timothy M. Miller.............          39          3,059          3,098        0.06%
Ronald E. Schumacher..........                     13,463         13,463        0.25%
William J. Strickler..........      68,247          5,055         73,302        1.34%
Dale D. Weburg................      52,323            812         53,135        0.97%
David J. Maness...............         431                           431        0.01%
All Directors, nominees and
  Executive Officers as a
  Group (11 persons)..........     383,143         47,078        430,221        7.88%


--------

* Trustees of the ESOP who vote ESOP stock.

AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

     Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed Rehmann Robson, P.C. as the independent auditors of the Corporation for the year ending December 31, 2006.

     A representative of Rehmann Robson, P.C., is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.

FEES FOR PROFESSIONAL SERVICES PROVIDED BY REHMANN ROBSON P.C.

     The following table shows the aggregate fees billed by Rehmann Robson P.C. for audit and other services provided to the Corporation for 2005 and 2004.


                                                          2005      2004
                                                        --------  --------



Audit Fee.............................................. $544,648  $112,650
Audit Related Fees.....................................    3,600     5,750
Tax Fees...............................................   31,224    24,150
Other Professional Services Fees.......................   21,184    19,079
                                                        --------  --------
  Total................................................ $600,656  $161,629
                                                        ========  ========



     The audit fees were for performing the audit of the Corporation's consolidated annual financial statements, audit of managements assessment of internal controls over financial reporting, review of interim quarterly financial statements included in the Corporation's Forms 10-Q, and services that are normally provided by Rehmann Robson P.C. in connection with statutory and regulatory filings or engagements.

     The audit related fees were for professional services in conjunction with FDICIA reporting in 2004 and consultation of technical issues in 2005.

     The tax fees were for the preparation of the Corporation and its subsidiaries' state and federal tax returns and for consultation with the Corporation on various tax matters.

     Other professional service fees were for, training, Federal Home Loan Bank required procedures, and out of pocket costs. The Audit Committee has considered whether the services provided by Rehmann Robson P.C., other than the audit fees, is compatible with maintaining Rehmann Robson P.C. independence and believes that the other services provided are compatible.

PRE-APPROVAL POLICIES AND PROCEDURES

     All audit and non-audit services to be performed by Rehmann Robson P.C. must be approved in advance by the Audit Committee. As permitted by the SEC's rules, the Audit Committee has authorized its Chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

     As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

     A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

     Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-Related, Tax and Professional Services, none were billed pursuant to these provisions in 2005 and 2004 without pre-approval.

                              SHAREHOLDER PROPOSALS

     Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before November 28, 2006 to be considered for inclusion in the Corporation's proxy statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

                          COMMUNICATIONS WITH THE BOARD

     Shareholders may communicate with the Corporation's Board of Directors by sending written communications to the Corporation's Secretary, IBT Bancorp, Inc., 200 East Broadway, Mount Pleasant, Michigan 48858. Communications will be forwarded to the Board of Directors or the appropriate committee, as soon as practicable.

                                 CODE OF ETHICS

     The Corporation has adopted a Code of Business Conduct and Ethics that is applicable to the Corporation's principal executive officer, the principal financial officer and controller. The Corporation's Code of Business Conduct and Ethics may be obtained free of charge by sending a request to Debra Campbell, Secretary, IBT Bancorp, Inc., 200 East Broadway, Mount Pleasant, Michigan 48858.

           DIRECTORS' ATTENDANCE AT THE ANNUAL MEETING OF SHAREHOLDERS

     The Corporation's directors are encouraged to attend the annual meeting of shareholders. At the 2005 annual meeting, all directors were in attendance.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2005 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners, except Sandra Caul did not file her Form 3, which was due May 6, 2005, until February 27, 2006.

                                  OTHER MATTERS

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.

                                        By order of the Board of Directors

                                        -s- DEBRA CAMPBELL

                                        Debra Campbell, Secretary

                                IBT BANCORP, INC.

                           FINANCIAL INFORMATION INDEX



PAGE    DESCRIPTION
----    -----------




15      Summary of Selected Financial Data
16 - 17 Report of Independent Registered Public Accounting Firm
18 - 22 Consolidated Financial Statements
23 - 46 Notes to Consolidated Financial Statements
47 - 61 IBT Financial Review
61 - 63 Common Stock and Dividend Information

                       SUMMARY OF SELECTED FINANCIAL DATA


                                            2005       2004       2003       2002       2001
                                          --------   --------   --------   --------   --------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)



INCOME STATEMENT DATA
  Total interest income.................  $ 36,882   $ 33,821   $ 35,978   $ 38,161   $ 40,798
  Net interest income...................    23,909     23,364     23,528     22,905     21,538
  Provision for loan losses.............       777        735      1,455      1,025        770
  Net income............................     6,776      6,645      7,205      6,925      6,066
BALANCE SHEET DATA
  End of year assets....................  $741,654   $678,034   $664,079   $652,717   $592,143
  Daily average assets..................   700,624    675,157    659,323    623,507    566,547
  Daily average deposits................   576,091    567,145    563,600    549,970    494,847
  Daily average loans/net...............   459,310    430,854    399,008    390,613    399,239
  Daily average equity..................    74,682     70,787     65,770     59,540     54,787
PER SHARE DATA(1)
  Net income............................  $   1.25   $   1.24   $   1.36   $   1.33   $   1.17
  Cash dividends........................      0.60       0.57       0.55       0.50       0.45
  Book value (at year end)..............     14.78      13.48      12.94      12.09      10.99
FINANCIAL RATIOS
  Shareholders' equity to assets (year
     end)...............................     10.91%     10.71%     10.38%      9.71%      9.60%
  Net income to average equity..........      9.07       9.39      10.95      11.63      11.07
  Cash dividend payout to net income....     48.02      46.20      39.99      37.33      38.36
  Net income to average assets..........      0.97       0.98       1.09       1.11       1.07




                                                 2005                                2004
                                  ---------------------------------   ---------------------------------
                                    4TH      3RD      2ND      1ST      4TH      3RD      2ND      1ST
                                  ------   ------   ------   ------   ------   ------   ------   ------



Quarterly Operating Results:
  Total interest income.........  $9,832   $9,439   $8,983   $8,628   $8,563   $8,415   $8,393   $8,450
  Interest expense..............   3,719    3,425    3,064    2,765    2,659    2,562    2,566    2,670
  Net interest income...........   6,113    6,014    5,919    5,863    5,904    5,853    5,827    5,780
  Provision for loan losses.....     262      196      109      210      150      120      225      240
  Noninterest income............   2,192    2,328    2,099    1,857    1,963    2,063    2,199    1,940
  Noninterest expenses..........   5,514    5,891    5,622    5,857    5,724    5,502    5,477    5,568
  Net income....................   1,924    1,744    1,765    1,343    1,663    1,749    1,756    1,477
Per Share of Common Stock:(1)
  Net income....................  $ 0.35   $ 0.32   $ 0.33   $ 0.25   $ 0.31   $ 0.33   $ 0.33   $ 0.27
  Cash dividends................    0.30     0.10     0.10     0.10     0.27     0.10     0.10     0.10
  Book value (at quarter end)...   14.78    14.02    13.85    13.42    13.48    13.46    12.94    13.26


--------

(1) Retroactively restated for the 10% stock dividend paid February 15, 2006.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
IBT Bancorp, Inc.
Mt. Pleasant, Michigan

     We have audited the accompanying consolidated balance sheets of IBT BANCORP, INC. as of December 31, 2005 and 2004, and the related consolidated statements of changes in shareholders' equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005. We also have audited management's assessment, included in the accompanying Management's Report on Internal Control over Financial Reporting, that IBT BANCORP, INC. maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). IBT BANCORP, INC.'S management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements, an opinion on management's assessment, and an opinion on the effectiveness of the IBT BANCORP, INC.'S internal control over financial reporting, based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

     A corporation's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A corporation's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the corporation's assets that could have a material effect on the consolidated financial statements.

     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IBT BANCORP, INC. as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, management's assessment that IBT BANCORP, INC. maintained effective internal control over financial reporting as of December 31, 2005 is fairly stated, in all material respects, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission

(COSO). Furthermore, in our opinion, IBT BANCORP, INC. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

                                        -s- Rehmann Robson P.C.

                                        Rehmann Robson P.C.

Saginaw, Michigan
March 3, 2006

                           CONSOLIDATED BALANCE SHEETS



                                                                  DECEMBER 31
                                                              ------------------
                                                                2005      2004
                                                              --------  --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)



                                     ASSETS
Cash and demand deposits due from banks...................... $ 30,825  $ 20,760
Investment securities
  Securities available for sale (amortized cost of $185,688
     in 2005 and $161,561 in 2004)...........................  183,406   162,030
  Securities held to maturity (fair value -- $537 in 2004)...      --        523
                                                              --------  --------
     TOTAL INVESTMENT SECURITIES.............................  183,406   162,553
Mortgage loans available for sale............................      744     2,339
Loans (net of the allowance for loan losses).................  476,343   446,451
Premises and equipment.......................................   19,172    18,533
Bank-owned life insurance....................................   10,533    10,168
Accrued interest receivable..................................    4,786     4,315
Acquisition intangibles and goodwill, net....................    3,253     3,347
Other assets.................................................   12,592     9,568
                                                              --------  --------
     TOTAL ASSETS............................................ $741,654  $678,034
                                                              ========  ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Noninterest bearing........................................ $ 73,839  $ 65,736
  NOW accounts...............................................  104,251   101,362
  Certificates of deposit and other savings..................  328,780   323,954
  Certificates of deposit over $100,000......................   85,608    72,824
                                                              --------  --------
     TOTAL DEPOSITS..........................................  592,478   563,876
Other borrowed funds.........................................   52,165    30,982
Escrow funds payable.........................................    9,823     1,725
Accrued interest and other liabilities.......................    6,286     8,857
                                                              --------  --------
     TOTAL LIABILITIES.......................................  660,752   605,440
Shareholders' Equity
  Common stock -- no par value 10,000,000 shares authorized;
     outstanding -- 4,974,715 in 2005 (4,896,412 in 2004)....   72,296    66,908
  Retained earnings..........................................   10,112     6,590
  Accumulated other comprehensive loss.......................   (1,506)     (904)
                                                              --------  --------
     TOTAL SHAREHOLDERS' EQUITY..............................   80,902    72,594
                                                              --------  --------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............ $741,654  $678,034
                                                              ========  ========




The accompanying notes are an integral part of these consolidated financial statements.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                                         YEAR ENDED DECEMBER 31
                                                   ----------------------------------
                                                      2005        2004        2003
                                                   ----------  ----------  ----------
                                                         (DOLLARS IN THOUSANDS)



NUMBER OF SHARES OF COMMON STOCK OUTSTANDING
  Balance at beginning of year....................  4,896,412   4,403,404   4,336,283
  Common stock dividends..........................        --      440,191         --
  Issuance of common stock........................     78,303      57,388      70,340
  Common stock repurchased........................        --       (4,571)     (3,219)
                                                   ----------  ----------  ----------
       BALANCE END OF YEAR........................  4,974,715   4,896,412   4,403,404
                                                   ==========  ==========  ==========
COMMON STOCK
  Balance at beginning of year.................... $   66,908  $   47,491  $   45,610
  Common stock dividends..........................        --       17,608         --
  Issuance of common stock........................      2,684       2,001       2,008
  Share based payment awards under equity
     compensation plan............................      2,704         --          --
  Common stock repurchased........................        --         (192)       (127)
                                                   ----------  ----------  ----------
       BALANCE END OF YEAR........................     72,296      66,908      47,491
RETAINED EARNINGS
  Balance at beginning of year....................      6,590      20,623      16,299
  Net income......................................      6,776       6,645       7,205
  Common stock dividends..........................        --      (17,608)        --
  Cash dividends ($0.60 per share in 2005, $0.57
     per share in 2004, $0.55 per share in 2003)..     (3,254)     (3,070)     (2,881)
                                                   ----------  ----------  ----------
       BALANCE END OF YEAR........................     10,112       6,590      20,623
ACCUMULATED OTHER COMPREHENSIVE LOSS
  Balance at beginning of year....................       (904)        822       1,548
  Other comprehensive loss........................       (602)     (1,726)       (726)
                                                   ----------  ----------  ----------
       BALANCE END OF YEAR........................     (1,506)       (904)        822
                                                   ----------  ----------  ----------
     TOTAL SHAREHOLDERS' EQUITY END OF YEAR....... $   80,902  $   72,594  $   68,936
                                                   ==========  ==========  ==========




The accompanying notes are an integral part of these consolidated financial statements.

                        CONSOLIDATED STATEMENTS OF INCOME


                                                          YEAR ENDED DECEMBER 31
                                                        -------------------------
                                                          2005     2004     2003
                                                        -------  -------  -------
                                                          (DOLLARS IN THOUSANDS
                                                          EXCEPT PER SHARE DATA)



INTEREST INCOME
  Loans, including fees................................ $30,682  $27,801  $29,193
  Investment securities
     Taxable...........................................   3,487    3,696    4,437
     Nontaxable........................................   2,398    2,116    2,004
  Federal funds sold and other.........................     315      208      344
                                                        -------  -------  -------
       TOTAL INTEREST INCOME...........................  36,882   33,821   35,978
                                                        -------  -------  -------
INTEREST EXPENSE
  Deposits.............................................  11,374    9,391   11,610
  Borrowings...........................................   1,599    1,066      840
                                                        -------  -------  -------
       TOTAL INTEREST EXPENSE..........................  12,973   10,457   12,450
                                                        -------  -------  -------
       NET INTEREST INCOME.............................  23,909   23,364   23,528
Provision for loan losses..............................     777      735    1,455
                                                        -------  -------  -------
       NET INTEREST INCOME AFTER PROVISION FOR LOAN
          LOSSES.......................................  23,132   22,629   22,073
NONINTEREST INCOME
  Service charges and fees.............................   4,928    4,735    5,141
  Title insurance revenue..............................   2,351    1,957    2,340
  Gain on sale of mortgage loans.......................     270      477    2,091
  Other................................................     927      996    1,173
                                                        -------  -------  -------
       TOTAL NONINTEREST INCOME........................   8,476    8,165   10,745
NONINTEREST EXPENSES
  Compensation and benefits............................  13,548   12,685   13,345
  Occupancy............................................   1,553    1,504    1,471
  Furniture and equipment..............................   2,657    2,484    2,560
  Charitable donations.................................      79      109    1,158
  Other................................................   5,047    5,489    5,044
                                                        -------  -------  -------
       TOTAL NONINTEREST EXPENSES......................  22,884   22,271   23,578
                                                        -------  -------  -------
       INCOME BEFORE FEDERAL INCOME TAXES..............   8,724    8,523    9,240
Federal income taxes...................................   1,948    1,878    2,035
                                                        -------  -------  -------
          NET INCOME................................... $ 6,776  $ 6,645  $ 7,205
                                                        =======  =======  =======
Net income per basic share of common stock............. $  1.25  $  1.24  $  1.36
                                                        =======  =======  =======




The accompanying notes are an integral part of these consolidated financial statements.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                          YEAR ENDING DECEMBER 31
                                                         -------------------------
                                                           2005     2004     2003
                                                         -------  -------  -------
                                                           (DOLLARS IN THOUSANDS)



NET INCOME.............................................. $ 6,776  $ 6,645  $ 7,205
                                                         -------  -------  -------
Other comprehensive loss before income taxes:
  Unrealized losses on available-for-sale securities:
     Unrealized holding losses arising during period....  (2,749)  (2,527)  (1,223)
     Reclassification adjustment for net realized gains
       included in net income...........................      (2)    (106)     (85)
     Reversal of minimum pension liability adjustment...   1,839       18      208
                                                         -------  -------  -------
Other comprehensive loss before income tax benefit......    (912)  (2,615)  (1,100)
Income tax benefit related to other comprehensive loss..     310      889      374
                                                         -------  -------  -------
OTHER COMPREHENSIVE LOSS................................    (602)  (1,726)    (726)
                                                         -------  -------  -------
     COMPREHENSIVE INCOME............................... $ 6,174  $ 4,919  $ 6,479
                                                         =======  =======  =======




The accompanying notes are an integral part of these consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                          YEAR ENDED DECEMBER 31
                                                       ----------------------------
                                                         2005      2004      2003
                                                       --------  --------  --------
                                                          (DOLLARS IN THOUSANDS)



OPERATING ACTIVITIES
  Net income.......................................... $  6,776  $  6,645  $  7,205
  Reconciliation of net income to cash provided by
     operations:
     Provision for loan losses........................      777       735     1,455
     Depreciation.....................................    1,735     1,552     1,703
     Net amortization of investment securities........      957     1,558     1,592
     Realized gain on sale of investment securities...       (2)     (106)      (85)
     Amortization and impairment of mortgage servicing
       rights.........................................      140       135       643
     Increase in cash value of life insurance.........     (365)     (427)     (608)
     Amortization of acquisition intangibles..........       94        93        94
     Deferred income taxes (benefit)..................      263       305       (41)
  Changes in operating assets and liabilities which
     provided (used) cash
     Loans held for sale..............................    1,595     1,976     9,077
     Interest receivable..............................     (471)      219       363
     Other assets.....................................   (1,443)   (1,235)   (1,008)
     Escrow funds payable.............................    8,098    (1,033)     (328)
     Accrued interest and other liabilities...........      298     2,325      (198)
                                                       --------  --------  --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES......   18,452    12,742    19,864
INVESTING ACTIVITIES
  Activity in available-for-sale securities
     Maturities, calls, and sales.....................   31,962    72,633    49,776
     Purchases........................................  (57,044)  (68,892)  (64,710)
  Activity in held to maturity securities Maturities,
     calls, and sales.................................      523       765       620
     Net increase in loans............................  (30,669)  (31,531)  (31,615)
  Purchases of premises and equipment.................   (2,374)   (4,300)   (3,018)
  Acquisition of title office.........................      --        --        (36)
  Redemption of cash value life insurance.............      --        288       389
                                                       --------  --------  --------
          NET CASH USED IN INVESTING ACTIVITIES.......  (57,602)  (31,037)  (48,594)
FINANCING ACTIVITIES
  Net increase (decrease) in noninterest bearing
     deposits.........................................    8,103    (2,024)    4,654
  Net increase (decrease) in interest bearing
     deposits.........................................   20,499    (1,807)    1,597
  Net increase in other borrowed funds................   21,183    12,929       260
  Cash dividends paid on common stock.................   (3,254)   (3,070)   (2,881)
  Proceeds from the issuance of common stock..........    2,684     2,001     2,008
  Common stock repurchased............................      --       (192)     (127)
                                                       --------  --------  --------
       NET CASH PROVIDED BY FINANCING ACTIVITIES......   49,215     7,837     5,511
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......   10,065   (10,458)  (23,219)
Cash and cash equivalents at beginning of year........   20,760    31,218    54,437
                                                       --------  --------  --------
          CASH AND CASH EQUIVALENTS AT END OF YEAR.... $ 30,825  $ 20,760  $ 31,218
                                                       ========  ========  ========
Supplemental cash flows information:
Interest paid......................................... $ 12,814  $ 10,420  $ 12,450
Federal income taxes paid.............................    1,000     2,569     2,034



The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND CONSOLIDATION:

     The consolidated financial statements include the accounts of IBT Bancorp, Inc. (the "Corporation"), a financial services holding company, and its wholly owned subsidiaries, Isabella Bank and Trust, Farmers State Bank of Breckenridge, IBT Title and Insurance Agency, Inc., Financial Group Information Services, and its majority owned subsidiaries, IBT Personnel, LLC (79%), and IB&T Employee Leasing, LLC (79%). All intercompany balances and accounts have been eliminated in consolidation.

  NATURE OF OPERATIONS:

     IBT Bancorp, Inc. is a financial services holding company offering a wide array of financial products and services in mid-Michigan. Its banking subsidiaries, Isabella Bank and Trust and Farmers State Bank of Breckenridge, offer banking services through 21 locations, 24-hour banking services locally and nationally through shared automatic teller machines, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial real estate loans and lines of credit, agricultural loans, residential real estate loans, consumer loans, student loans, and credit cards. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Banks' principal markets. The Corporation's results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.

     IBT Title and Insurance Agency, Inc. (IBT Title) does business under the names Isabella County Abstract and Title, Mecosta County Abstract and Title, IBT Title Clare, and Benchmark Title of Greenville. IBT Title provides title insurance and abstract searches, and closes real estate loans.

     Financial Group Information Services provides information technology services for all of IBT Bancorp's subsidiaries.

     IBT Personnel and IB&T Employee Leasing provide payroll services, benefit administration, and other human resource services to IBT Bancorp's subsidiaries.

  USE OF ESTIMATES:

     In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of mortgage servicing rights, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the carrying value of foreclosed real estate, management obtains independent appraisals for significant properties.

  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK:

     Most of the Corporation's activities conducted are with customers located within the central Michigan area. A significant amount of its outstanding loans are secured by real estate or are made to finance agricultural production. Other than these types of loans, there is no significant concentration to any other industry or customer.

  CASH AND CASH EQUIVALENTS:

     For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and other deposit accounts, all of which mature within ninety days.

  SECURITIES:

     Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity are classified as "available for sale" and recorded at fair value, with unrealized gains and losses, net of the effect of deferred income taxes, excluded from earnings and reported in other comprehensive income.

     Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-then-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

  LOANS:

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge offs, the allowance for loans losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the constant yield method.

     The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

     For loans that are placed on non-accrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected is charged against the allowance for loan losses. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

  ALLOWANCE FOR LOAN LOSSES:

     The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

     The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that management believes affect its estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

     A loan is considered impaired when, based on current information and events, it is probable that the Banks will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstance surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

  LOANS HELD FOR SALE:

     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value as determined by aggregating outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

     Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Banks. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

  TRANSFERS OF FINANCIAL ASSETS:

     Transfers of financial assets, including held for sale mortgage loans, as described above, and participation loans are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been isolated from the Banks, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets and 3) the Banks do not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

  SERVICING:

     Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Generally, purchased servicing rights are capitalized at the cost to acquire the rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

     Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type, and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If the Corporation later determines that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the allowance may be recorded as an increase to income.

     Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income, a component of noninterest income.

  OFF-BALANCE-SHEET CREDIT RELATED FINANCIAL INSTRUMENTS:

     In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.

  FORECLOSED ASSETS:

     Assets acquired through, or in lieu, of loan foreclosure are initially recorded at the lower of the Bank's carrying amount or fair value less estimated selling costs at the date of transfer, establishing a new cost basis. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. The portion of interest costs relating to development of real estate is capitalized. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less costs to sell.

  PREMISES AND EQUIPMENT:

     Land is carried at cost. Buildings and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally by the straight line method based upon the useful lives of the assets which generally range from 5 to 30 years. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized.

  RESTRICTED INVESTMENTS:

     Included in other assets are restricted securities of $3,080 in 2005 and $2,910 in 2004. Restricted securities include the stock of the Federal Reserve Bank and the Federal Home Loan Bank and have no contractual maturity.

  BANK OWNED LIFE INSURANCE:

     The Corporation has purchased life insurance policies on key members of management. In the event of death of one of these individuals, the Corporation would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be realized. Increases in cash surrender value in excess of premiums paid are reported as other noninterest income.

  ACQUISITION INTANGIBLES AND GOODWILL:

     Isabella Bank and Trust previously acquired branch facilities and related deposits in a business combination accounted for as a purchase. The acquisition of the branches included amounts related to the valuation of customer deposit relationships (core deposit intangibles). The core deposit intangible is included in other assets and is being amortized on the straight line basis over nine years, the expected life of the acquired relationship. Goodwill is included in other assets and is not amortized but is evaluated for impairment at least annually.

  FEDERAL INCOME TAXES:

     Federal income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred income taxes. Deferred income taxes are recognized for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recorded or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As changes in income tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  EARNINGS PER COMMON SHARE:

     Net income per share amounts are computed by dividing net income by the weighted average number of shares outstanding. All per share amounts have been adjusted for the stock dividend paid February 15, 2006. The weighted average numbers of common shares outstanding were 5,416,961 in 2005; 5,344,585 in 2004; and 5,270,085 in 2003, as adjusted for the 10% stock dividend paid February 15, 2006.

  RECLASSIFICATIONS:

     Certain amounts reported in the 2004 and 2003 consolidated financial statements have been reclassified to conform with the 2005 presentation.

  RECENT ACCOUNTING PRONOUNCEMENTS:

     In April 2005, the Securities and Exchange Commission adopted a new rule that amends the compliance dates for implementation of Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment' (SFAS No. 123R). The Statement requires that compensation cost relating to share-based payment transactions be recognized in financial statements and that this cost be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. The Corporation will adopt SFAS No. 123R on January 1, 2006 and due to the Plan amendment discussed in Note 16, does not believe the impact the adoption of the standard will have a material impact on the Corporation's results of operations.

NOTE 2 -- RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

     Banking regulations require banks to maintain cash reserve balances in currency or as deposits with the Federal Reserve Bank. At December 31, 2005 and 2004, the reserve balances amounted to $711 and $849, respectively.

NOTE 3 -- INVESTMENT SECURITIES

     The amortized cost and fair value of securities, with gross unrealized gains and losses, are as follows as of December 31:


                                                             2005
                                         -------------------------------------------
                                                       GROSS       GROSS
                                         AMORTIZED  UNREALIZED  UNREALIZED    FAIR
                                            COST       GAINS      LOSSES      VALUE
                                         ---------  ----------  ----------  --------



Securities available-for-sale
  U.S. Government and federal agencies..  $ 53,953     $--        $1,040    $ 52,913
  States and political subdivisions.....    95,976      532        1,073      95,435
  Corporate.............................    13,294        3           77      13,220
  Mortgage-backed.......................    22,465       22          649      21,838
                                          --------     ----       ------    --------
     TOTAL..............................  $185,688     $557       $2,839    $183,406
                                          ========     ====       ======    ========





                                                             2004
                                         -------------------------------------------
                                                       GROSS       GROSS
                                         AMORTIZED  UNREALIZED  UNREALIZED    FAIR
                                            COST       GAINS      LOSSES      VALUE
                                         ---------  ----------  ----------  --------



Securities available-for-sale
  U.S. Government and federal agencies..  $ 51,704    $   38      $  463    $ 51,279
  States and political subdivisions.....    83,619     1,433         420      84,632
  Corporate.............................     4,766        31          43       4,754
  Mortgage-backed.......................    21,472       111         218      21,365
                                          --------    ------      ------    --------
     TOTAL..............................  $161,561    $1,613      $1,144    $162,030
                                          ========    ======      ======    ========
Securities held-to-maturity
  Mortgage-backed.......................  $      3    $  --       $  --     $      3
  States and political subdivisions.....       520        18           4         534
                                          --------    ------      ------    --------
     TOTAL..............................  $    523    $   18      $    4    $    537
                                          ========    ======      ======    ========



     At December 31, 2005 and 2004 investment securities with carrying values of approximately $10,516 and $18,972 were pledged to secure public deposits and for other purposes as necessary or required by law. At December 31, 2005 and 2004, the carrying amount of securities pledged to secure repurchase agreements was $8,832 and $1,017, respectively.

     The amortized cost and fair value of available-for-sale securities by contractual maturity at December 31, 2005 are as follows:


                                                         AVAILABLE FOR SALE
                                                        -------------------
                                                        AMORTIZED    FAIR
                                                           COST      VALUE
                                                        ---------  --------



Within 1 year..........................................  $ 51,883  $ 51,498
Over 1 year through 5 years............................    82,534    81,403
After 5 years through 10 years.........................    27,044    26,902
Over 10 years..........................................     1,762     1,765
                                                         --------  --------
                                                          163,223   161,568
Mortgage-backed securities.............................    22,465    21,838
                                                         --------  --------
                                                         $185,688  $183,406
                                                         ========  ========


     During 2005, 2004, and 2003, proceeds from sale of securities available for sale amounted to $4,588, $45,044, and $16,874, respectively. Gross realized gains amounted to $9, $129, and $85, respectively. Gross realized losses amounted to $7, $23, and $0, respectively. The tax provision applicable to these net realized gains and losses amounted to $0, $36, and $31, respectively.

     Information pertaining to securities with gross unrealized losses at December 31, 2005, aggregated by investment category and length of time that individual securities have been in continuous loss position, follows:


                                               LESS THAN
                                             TWELVE MONTHS      OVER TWELVE MONTHS
                                          -------------------  -------------------
                                             GROSS                GROSS
                                          UNREALIZED    FAIR   UNREALIZED    FAIR
                                            LOSSES     VALUE     LOSSES     VALUE
                                          ----------  -------  ----------  -------



Securities available-for-sale
  U.S. Government and federal agency.....    $157     $17,155    $  883    $35,171
  States and political subdivisions......     397      27,687       676     26,633
  Corporate..............................       1         931        76      3,563
  Mortgage-backed........................     106       7,053       543     13,169
                                             ----     -------    ------    -------
     TOTAL SECURITIES AVAILABLE-FOR-
       SALE..............................    $661     $52,826    $2,178    $78,536
                                             ====     =======    ======    =======



     Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

     In analyzing an issuer's financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts' reports. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines are deemed to be other than temporary.

NOTE 4 -- LOANS

     The Banks grant commercial, agricultural, consumer and residential loans to customers situated primarily in Isabella, Gratiot, Mecosta, Southwestern Midland, Western Saginaw, Northern Montcalm and Southern Clare counties in mid-Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, and general economic conditions of this region. Substantially all of the consumer and residential mortgage loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets and personal guarantees; a portion of loans are unsecured.

     A summary of the major classifications of loans is as follows:


                                                            DECEMBER 31
                                                        ------------------
                                                          2005      2004
                                                        --------  --------



Mortgage loans on real estate
  Residential 1-4 family............................... $160,542  $152,706
  Commercial...........................................  111,997    96,739
  Agricultural.........................................   29,575    32,383
  Construction.........................................   17,871    35,384
  Second mortgages.....................................   24,560    17,143
  Equity lines of credit...............................   23,278    22,188
                                                        --------  --------
     Total mortgage loans..............................  367,823   356,543
Commercial and agricultural loans
  Commercial...........................................   67,544    49,413
  Agricultural production..............................   19,849    16,796
                                                        --------  --------
     Total commercial and agricultural loans...........   87,393    66,209
Consumer installment loans
  Personal.............................................   26,304    28,463
  Credit cards.........................................    1,722     1,680
                                                        --------  --------
     Total consumer installment loans..................   28,026    30,143
Total Loans............................................  483,242   452,895
  Less: Allowance for loan losses......................    6,899     6,444
                                                        --------  --------
     Loans, net........................................ $476,343  $446,451
                                                        ========  ========



     A summary of changes in the allowance for loan losses follows:


                                                    YEAR ENDED DECEMBER 31:
                                                    -----------------------
                                                     2005    2004     2003
                                                    ------  ------  -------



Balance at beginning of year....................... $6,444  $6,204  $ 5,593
  Loans charged off................................   (643)   (935)  (1,140)
  Recoveries.......................................    321     440      296
  Provision charged to income......................    777     735    1,455
                                                    ------  ------  -------
     BALANCE AT END OF YEAR........................ $6,899  $6,444  $ 6,204
                                                    ======  ======  =======



     The following is a summary of information pertaining to impaired loans at December 31:


                                                      2005    2004    2003
                                                     ------  ------  ------



Impaired loans without a valuation allowance........ $2,211  $1,786  $1,836
Impaired loans with a valuation allowance...........    314     448   2,787
                                                     ------  ------  ------
Total impaired loans................................ $2,525  $2,234  $4,623
                                                     ======  ======  ======
Valuation allowance related to impaired loans....... $  184  $  304  $  622
                                                     ======  ======  ======
Total nonaccrual loans.............................. $1,375  $1,900  $4,121
                                                     ======  ======  ======
Accruing loans past due 90 days or more............. $1,058  $  702  $1,380
                                                     ======  ======  ======
Average investment in impaired loans................ $2,531  $2,949  $5,155

     Interest income recognized on impaired loans was not significant during any of the three years in the period ended December 31, 2005. No additional funds are committed to be advanced in connection with impaired loans.

NOTE 5 -- SERVICING

     Residential mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgages serviced for others was $256,358, $253,282 and $245,709 at December 31, 2005, 2004, and 2003 respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and taxing authorities, and foreclosure processing.

     The following table summarizes the changes in each year of the carrying value of mortgage servicing rights included in other assets as of December 31:


                                                     2005     2004     2003
                                                   -------  -------  -------



Balance at beginning of year...................... $ 2,046  $ 1,714  $   511
Mortgage servicing rights capitalized.............   2,520    2,633    3,369
Accumulated amortization..........................  (2,429)  (2,279)  (1,955)
Impairment valuation allowance....................     (12)     (22)    (211)
                                                   -------  -------  -------
  BALANCE AT END OF YEAR.......................... $ 2,125  $ 2,046  $ 1,714
                                                   =======  =======  =======



     Activity in the impairment valuation allowance consisted of reductions of $10, $189, and $427 for the years ended December 31, 2005, 2004, and 2003.

NOTE 6 -- PREMISES AND EQUIPMENT

     A summary of premises and equipment at December 31 follows:


                                                           2005     2004
                                                         -------  -------



Land.................................................... $ 3,027  $ 3,027
Buildings and improvements..............................  12,528   11,054
Furniture and equipment.................................  21,003   20,614
                                                         -------  -------
Total...................................................  36,558   34,695
Less accumulated depreciation...........................  17,386   16,162
                                                         -------  -------
  PREMISES AND EQUIPMENT, NET........................... $19,172  $18,533
                                                         =======  =======



     Depreciation expense amounted to $1,735, $1,552 and $1,703 in 2005, 2004, and 2003, respectively.

NOTE 7 -- GOODWILL AND OTHER INTANGIBLE ASSETS

     Included in other assets on the accompanying consolidated balance sheets are the following amounts as of December 31:


                                                            2005    2004
                                                           ------  ------



Branch acquisition goodwill............................... $2,036  $2,036
Title company goodwill....................................  1,100   1,100
                                                           ------  ------
Total goodwill............................................  3,136   3,136
Core deposit intangibles, net.............................    117     211
                                                           ------  ------
                                                           $3,253  $3,347
                                                           ======  ======


     The core deposit intangibles are being amortized on a straight-line basis over nine years. Management periodically reviews these assets to determine whether the carrying values have been impaired.

NOTE 8 -- DEPOSITS

     Scheduled maturities of time deposits for the years succeeding December 31, 2005 are as follows:


YEAR                                                             AMOUNT
----                                                            --------


  2006......................................................... $145,612
  2007.........................................................   49,368
  2008.........................................................   27,863
  2009.........................................................   17,451
  2010.........................................................   20,316
Thereafter.....................................................      381


     Interest expense on time deposits greater than $100 was $2,751 in 2005, $2,140 in 2004, and $2,127 in 2003.

NOTE 9 -- SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The U.S. government agency securities underlying the agreements have a carrying value and a fair value of approximately $8,832 and $1,017 at December 31, 2005 and 2004, respectively. Such securities remain under the control of the Corporation. The Corporation may be required to pledge additional collateral based on the fair value of the underlying securities.

NOTE 10 -- BORROWED FUNDS

     Borrowed funds consist of the following obligations at December 31:


                                                           2005     2004
                                                         -------  -------



Federal Home Loan Bank advances......................... $45,286  $27,312
Federal Funds purchased.................................   6,500    2,974
Securities sold under agreements to repurchase..........     266      530
Unsecured note payable..................................     113      166
                                                         -------  -------
                                                         $52,165  $30,982
                                                         =======  =======



     The Federal Home Loan Bank borrowings are collateralized by a blanket lien on all qualified 1-to-4 family whole mortgage loans and U.S. government and federal agency securities. Advances are also secured by FHLB stock owned by the Banks.

     The maturity and weighted average interest rates of FHLB advances follows at December 31:


                                                                 2005
                                                            -------------
                                                             AMOUNT  RATE
                                                            -------  ----



Fixed rate advances due 2006............................... $ 5,500  2.76%
Two Year putable advance due 2006..........................   5,000  5.08%
Fixed rate advances due 2007...............................   5,000  3.72%
Fixed rate advances due 2008...............................   6,000  4.79%
Fixed rate advances due 2009...............................   3,500  3.66%
Fixed rate advances due 2010...............................   5,286  5.18%
One Year putable advance due 2010..........................   3,000  4.98%
Fixed rate advances due 2012...............................   2,000  4.90%
Fixed rate advances due 2015...............................  10,000  4.84%
                                                            -------  ----
                                                            $45,286  4.44%
                                                            =======  ====





                                                                 2004
                                                            -------------
                                                             AMOUNT  RATE
                                                            -------  ----



Fixed rate advances due 2006............................... $ 5,500  2.76%
Two Year putable advance due 2006..........................   5,000  5.08%
Fixed rate advances due 2007...............................   4,000  3.64%
Fixed rate advances due 2009...............................   3,500  3.66%
Fixed rate advances due 2010...............................   4,312  5.39%
One Year putable advance due 2010..........................   3,000  4.98%
Fixed rate advances due 2012...............................   2,000  4.90%
                                                            -------  ----
                                                            $27,312  4.24%
                                                            =======  ====



     The unsecured note payable has an imputed interest rate of 4.16% and is payable in annual installments of $60,000, including interest, through July 2007.

NOTE 11 -- OTHER NON-INTEREST EXPENSES

     A summary of expenses included in Other Non-Interest Expenses for the year ended December 31:


                                                      2005    2004    2003
                                                     ------  ------  ------



Director fees....................................... $  503  $  496  $  459
Marketing and advertising...........................    624     522     538
SOX 404 compliance..................................    398     734     --
Other, not individually significant.................  3,522   3,737   4,047
                                                     ------  ------  ------
                                                     $5,047  $5,489  $5,044
                                                     ======  ======  ======


NOTE 12 -- FEDERAL INCOME TAXES

     Components of the consolidated provision for income taxes are as follows for the year ended December 31:


                                                      2005    2004    2003
                                                     ------  ------  ------



Currently payable................................... $1,685  $1,573  $2,076
Deferred taxes / (benefit)..........................    263     305     (41)
                                                     ------  ------  ------
  FEDERAL INCOME TAXES.............................. $1,948  $1,878  $2,035
                                                     ======  ======  ======



     The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income taxes is as follows for the year ended December 31:


                                                     2005     2004     2003
                                                   -------  -------  -------



Income at statutory rate.......................... $ 2,966  $ 2,898  $ 3,142
Effect of nontaxable income and nondeductible
  expenses........................................  (1,018)  (1,020)  (1,107)
                                                   -------  -------  -------
  PROVISION FOR FEDERAL INCOME TAXES.............. $ 1,948  $ 1,878  $ 2,035
                                                   =======  =======  =======



     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities, included in other assets, as of December 31 are as follows:


                                                            2005    2004
                                                           ------  ------



DEFERRED TAX ASSETS
  Allowance for loan losses............................... $1,550  $1,411
  Deferred directors' fees................................    919     886
  Employee benefit plans..................................    531     756
  Core deposit premium and acquisition expenses...........     23     107
  Net unrealized loss on minimum pension liability........    --      625
  Net unrealized loss on available-for-sale securities....    776     --
  Other...................................................     51      63
                                                           ------  ------
     TOTAL DEFERRED TAX ASSETS............................  3,850   3,848
                                                           ------  ------
DEFERRED TAX LIABILITIES
  Prepaid pension asset................................... $  730  $  595
  Premises and equipment..................................    663     745
  Accretion on securities.................................     35      19
  Net unrealized gain on available-for-sale securities....    --      160
  Other...................................................    226     181
                                                           ------  ------
     TOTAL DEFERRED TAX LIABILITIES.......................  1,654   1,700
                                                           ------  ------
       NET DEFERRED TAX ASSETS............................ $2,196  $2,148
                                                           ======  ======



NOTE 13 -- OFF-BALANCE-SHEET ACTIVITIES

  CREDIT-RELATED FINANCIAL INSTRUMENTS

     The Corporation is party to credit related financial instruments with off-balance-sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in a particular class of financial instrument.

     The Corporation is exposed to credit-related loss in the event of nonperformance by the counter parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in deciding to make these commitments as it does for extending loans to customers.

     Commitments to extend credit, which totaled $69,591 and $67,590 at December 31, 2005 and 2004, respectively, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have variable interest rates, fixed expiration dates, or other termination clauses and may require the payment of a fee.

     Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. At December 31, 2005 and 2004 the Corporation had a total of $1,565 and $991, respectively, in outstanding standby letters of credit.

     Generally, these commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon the extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and other income producing commercial properties.

  INTEREST RATE RISK MANAGEMENT -- DERIVATIVE LOAN INSTRUMENTS

     The Corporation enters into rate lock commitments to extend credit to borrowers for generally a 30-day or 60-day period for the origination of loans. Unfunded loans for which commitments have been entered into are called "pipeline loans". Some of these rate lock commitments will ultimately expire without being completed. To the extent that a loan is ultimately granted and the borrower ultimately accepts the terms of the loan, these rate lock commitments expose the Corporation to variability in the fair value due to changes in interest rates. If interest rates increase, the value of these rate lock commitments decreases. Conversely, if interest rates decrease, the value of these rate lock commitments increases.

     To mitigate the effect of this interest rate risk, the Banks enter into offsetting derivative contracts, primarily forward loan sale commitments. The contracts allow for cash settlement. The forward loan sale commitments lock in an interest rate and price for the sale of loans, similar to the specific rate lock loan commitments classified as derivatives. Such commitments, along with any related fees received from potential borrowers, are considered derivatives.

     The notional amount of undesignated interest rate lock commitments was $234 and $1,618 at December 31, 2005 and 2004, respectively.

     The fair value of the rate lock loan commitments related to the origination or acquisition of mortgage loans that will be held for sale and the forward loan sale commitments are deemed insignificant by management and, accordingly, are not recorded in these consolidated financial statements.

NOTE 14 -- COMMITMENTS AND OTHER MATTERS

     Isabella Bank and Trust sponsors the IBT Foundation (the "Foundation"), which is a nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities serviced by Isabella Bank and Trust. The Bank periodically makes charitable contributions in the form of cash transfers to the Foundation. The Foundation is administered by members of the Isabella Bank and Trust Board of Directors. The assets and transactions of the Foundation are not included in the consolidated financial statements of

IBT Bancorp, Inc. Donations made to the Foundation by Isabella Bank and Trust included in charitable donations reported in noninterest expense were $0, $27 and $870 in 2005, 2004 and 2003, respectively. The assets of the Foundation as of December 31, 2005 approximated $1.6 million.

     Banking regulations limit the transfer of assets in the form of dividends, loans, or advances from the subsidiary Banks to the Corporation. At December 31, 2005, substantially all of the subsidiary Banks' assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current years retained net income plus retained net income for the preceding two years, less any required transfers to capital surplus. At January 1, 2006, the amount available for dividends without regulatory approval was approximately $700.

     The Corporation maintains a self-funded medical plan under which the Corporation is responsible for the first $50 per year of claims made by a covered individual. Medical claims are subject to a lifetime maximum of $3,000 per covered individual. Expenses are accrued based on estimates of the aggregate liability for claims incurred and the Corporation's experience. Expenses were $1,650 in 2005, $1,184 in 2004 and $1,532 in 2003.

     The Corporation offers dividend reinvestment and employee and director stock purchase plans. The dividend reinvestment plan allows shareholders to purchase previously unissued IBT Bancorp common shares. The stock purchase plan allows employees and directors to purchase IBT Bancorp common stock through payroll deduction. The number of shares authorized for issuance under these plans are 280,000 with 145,282 shares unissued at December 31, 2005. During 2005, 2004 and 2003, 58,019 shares were issued for $2,180, 57,388 shares were issued for $2,001, and 70,340 shares were issued for $2,008, respectively, in cash pursuant to these plans.

     The subsidiary Banks of the Corporation have obtained approval to borrow up to $64,000 from the Federal Home Loan Bank (FHLB) of Indianapolis. Under the terms of the agreement, the Banks may obtain advances at the stated rate at the time of the borrowings. The Banks have agreed to pledge eligible mortgage loans and U.S. Treasury and governmental agencies as collateral for any such borrowings.

NOTE 15 -- MINIMUM REGULATORY CAPITAL REQUIREMENTS

     The Corporation (on a consolidated basis) and its subsidiary banks, Isabella Bank and Trust and Farmers State Bank of Breckenridge ("Banks") are subject to various regulatory capital requirements administered by their primary regulator, the Federal Reserve Bank. Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by the Federal Reserve, that if undertaken, could have a material effect on the Corporation's and Banks' financial statements. Under the Federal Reserve's capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Banks must meet specific capital guidelines that include quantitative measures of their assets, liabilities, capital, and certain off-balance-sheet items, as calculated under regulatory accounting standards. The Banks' capital amounts and classifications are also subject to qualitative judgments by the Federal Reserve about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Banks to maintain minimum amounts and ratios (set forth in the following table) of total and Tier capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005 and 2004, that the Corporation and the Banks meet all capital adequacy requirements to which they are subject.

     As of December 31, 2005, the most recent notifications from the Federal Reserve Bank categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain total risk based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notifications that management believes has changed the Banks' categories.

     The Corporation's and each Bank's actual capital amounts (in thousands) and ratios are also presented in the table.


                                                                          MINIMUM TO BE
                                                                              WELL
                                                                           CAPITALIZED
                                                                          UNDER PROMPT
                                                             MINIMUM       CORRECTIVE
                                                             CAPITAL         ACTION
                                             ACTUAL        REQUIREMENT     PROVISIONS
                                         --------------  --------------  --------------
                                          AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                                         -------  -----  -------  -----  -------  -----



DECEMBER 31, 2005
  Total capital to risk weighted assets
     Isabella Bank & Trust.............. $48,092   12.4% $31,040   8.0%  $38,800   10.0%
     Farmers State Bank of
       Breckenridge.....................  14,162   14.7    7,733   8.0     9,667   10.0
     Consolidated.......................  85,184   17.1   39,761   8.0       N/A    N/A
  Tier 1 capital to risk weighted assets
     Isabella Bank & Trust..............  43,458   11.2   15,520   4.0    23,280    6.0
     Farmers State Bank of
       Breckenridge.....................  12,941   13.4    3,867   4.0     5,800    6.0
     Consolidated.......................  78,963   15.9   19,881   4.0       N/A    N/A
  Tier 1 capital to average assets
     Isabella Bank & Trust..............  43,458    7.6   23,011   4.0    28,763    5.0
     Farmers State Bank of
       Breckenridge.....................  12,941    9.5    5,426   4.0     6,783    5.0
     Consolidated.......................  78,963   11.3   27,886   4.0       N/A    N/A
DECEMBER 31, 2004
  Total capital to risk weighted assets
     Isabella Bank & Trust.............. $47,720   13.1% $29,042   8.0%  $36,303   10.0%
     Farmers State Bank of
       Breckenridge.....................  14,033   15.5    7,242   8.0     9,052   10.0
     Consolidated.......................  75,340   16.4   36,764   8.0       N/A    N/A
  Tier 1 capital to risk weighted assets
     Isabella Bank & Trust..............  43,351   11.9   14,521   4.0    21,782    6.0
     Farmers State Bank of
       Breckenridge.....................  12,890   14.2    3,621   4.0     5,431    6.0
     Consolidated.......................  69,587   15.1   18,382   4.0       N/A    N/A
  Tier 1 capital to average assets
     Isabella Bank & Trust..............  43,351    8.1   21,536   4.0    26,920    5.0
     Farmers State Bank of
       Breckenridge.....................  12,890   10.4    4,970   4.0     6,213    5.0
     Consolidated.......................  69,587   10.4   26,866   4.0       N/A    N/A


NOTE 16 -- BENEFIT PLANS

  DEFINED BENEFIT PENSION PLAN

     The Corporation has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees' five highest consecutive years of compensation out of the last ten years of service. The funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those expected to be earned in the future.

     The Corporation uses a January 1, 2005 measurement date for this pension plan.

     Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan and a reconciliation to the amount recognized in the Corporation's consolidated balance sheets are summarized as follows at December 31:


                                                           2005     2004     2003
                                                         -------  -------  -------



Change in projected benefit obligation
  Benefit obligation, January 1......................... $ 8,783  $ 8,083  $ 6,949
     Service cost.......................................     513      410      391
     Interest cost......................................     540      518      463
     Actuarial loss.....................................      25      144      687
     Benefits paid......................................    (304)    (372)    (407)
                                                         -------  -------  -------
       BENEFIT OBLIGATION, DECEMBER 31.................. $ 9,557  $ 8,783  $ 8,083
                                                         =======  =======  =======
Change in plan assets
  Fair value of plan assets, January 1.................. $ 6,311  $ 5,427  $ 4,830
     Investment return..................................     351      348      479
     Corporation contribution...........................   1,251      908      525
     Benefits paid......................................    (304)    (372)    (407)
                                                         -------  -------  -------
       FAIR VALUE OF PLAN ASSETS, DECEMBER 31........... $ 7,609  $ 6,311  $ 5,427
                                                         =======  =======  =======
Reconciliation of funded status
  Funded status......................................... $(1,948) $(2,472) $(2,656)
  Unrecognized prior service cost.......................      58       76       94
  Unrecognized net loss from experience different than
     that assumed and effects and changes in
     assumptions........................................   4,037    4,146    4,254
  Additional minimum pension liability..................     --    (1,915)  (1,951)
                                                         -------  -------  -------
       PREPAID (ACCRUED) BENEFIT COST................... $ 2,147  $  (165) $  (259)
                                                         =======  =======  =======



     The accumulated benefit obligation was $7,079, and $6,476 at December 31, 2005 and 2004, respectively, resulting in a prepaid pension of $2,147 in 2005 and a pension liability of $165 in 2004.

     An adjustment to record the additional minimum pension liability as of December 31, 2004 was established by the recording of an intangible pension asset of $76, and a reduction to other comprehensive loss of $1,839 and $18 in 2005 and 2004, respectively.

     The net amount recognized in the consolidated balance sheets consists of the following accounts at December 31:


                                                               PENSION
                                                              BENEFITS
                                                           --------------
                                                            2005    2004
                                                           ------  ------



Prepaid (accrued) benefit cost............................ $2,147  $ (165)
Intangible asset..........................................    --       76
Accumulated other comprehensive loss......................    --    1,839
                                                           ------  ------
Net amount recognized..................................... $2,147  $1,750
                                                           ======  ======





                                                              2005   2004
                                                             ------  ----



Reversal of minimum pension liability included as a
  reduction of other comprehensive loss..................... $1,839   $18
                                                             ======   ===


     Net pension expense consists of the following components for the year ended December 31:


                                                       2005   2004   2003
                                                      -----  -----  -----



Service cost on benefits earned for serviced rendered
  during the year.................................... $ 558  $ 518  $ 391
Interest cost on projected benefit obligation........   540    501    463
Expected return on plan assets.......................  (463)  (430)  (390)
Amortization of unrecognized transition asset........   --     --     (22)
Amortization of unrecognized prior service cost......    18     18     18
Amortization of unrecognized actuarial net loss......   201    213    188
                                                      -----  -----  -----
  NET PENSION EXPENSE................................ $ 854  $ 820  $ 648
                                                      =====  =====  =====



     Actuarial assumptions used in determining the projected benefit obligation are as follows for the year ended December 31:


                                                         2005  2004  2003
                                                         ----  ----  ----



Weighted average discount rate.......................... 6.25% 6.25% 6.25%
Rate of increase in future compensation................. 4.50% 4.50% 4.50%
Expected long-term rate of return....................... 7.50% 8.00% 8.00%


     The actual weighted average assumptions used in determining the net periodic pension costs are as follows for the year ended December 31:


                                                         2005  2004  2003
                                                         ----  ----  ----



Discount rate........................................... 6.25% 6.75% 6.75%
Rate of compensation increase........................... 4.50% 4.50% 4.50%
Expected long-term return on plan assets................ 7.50% 8.00% 8.00%


     The weighted average discount rate has remained unchanged at 6.25%. The discount rate decreased to 6.25% in 2005 from 6.75% in 2004. The expected long term rate of return is based on the Corporation's actual recommended rate. The factors used to establish the rate include historical plan performance, comparison of rates used by similar plans with similar asset allocations, and historical performance of long-term investments.

     The Corporation's pension plan weighted-average asset allocations by asset category are as follows at December 31:


ASSET CATEGORY                                              2005    2004
--------------                                             ------  ------



Equity securities.........................................   64.2%   51.5%
Debt securities...........................................   28.7%   33.9%
Other.....................................................    7.1%   14.6%
                                                           ------  ------
  TOTAL................................................... 100.00% 100.00%
                                                           ======  ======



     Debt securities include certificates of deposit with the Banks in the amounts of $1,173 (15% of total plan assets) and $1,082 (17% of total plan assets) at December 31, 2005 and 2004, respectively. Also included in other is $537 (7% of total plan assets) and $881 (14% of total plan assets) of funds in a money market account with Isabella Bank and Trust as of December 31, 2005 and 2004, respectively.

     The Corporation's investment policy for the benefit plan includes asset holdings in publicly traded equities, U.S. Government agency obligations and investment grade corporate and municipal bonds. The policy restricts equity investment to less than 20% of equity investments in any sector and to less than 4% of plans assets in any one company. The Corporation's weighted asset allocations in 2005 and 2004 were as follows:




Equity securities............................................ 55% to 65%
Debt securities.............................................. 25% to 35%
Real estate..................................................      0.00%
Other........................................................     15.00%


     The plan's investment in equity securities in 2004 were less than the 55% minimum established in the Corporation's investment policy as a result of a $640 contribution to the plan on December 29, 2004. The contribution was in a money market fund, which is included in other; these funds were substantially re-invested by January 15, 2005.

     The asset mix, the sector weighting of equity investments, and debt issues to hold are based on a third party investment advisor retained by the Corporation to manage the plan. The Corporation reviews the performance of the advisor no less than annually.

     The Corporation expects to contribute approximately $900 to the pension plan in 2006.

     Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows for the next ten years:


YEAR                                                             AMOUNT
----                                                             ------


  2006.......................................................... $  313
  2007..........................................................    315
  2008..........................................................    321
  2009..........................................................    328
  2010..........................................................    358
Years 2011 -- 2015..............................................  2,594


  OTHER EMPLOYEE BENEFIT PLANS

     The Corporation maintains a nonqualified supplementary retirement plan for officers to provide supplemental retirement benefits and death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies. Expenses related to this program for 2005, 2004, and 2003 were $85, $65, and $388, respectively, and are being recognized over the participants' expected years of service.

     The Corporation maintains a non-leveraged employee stock ownership plan
(ESOP) and a profit sharing plan which cover substantially all of its employees. Contributions to the Plans are discretionary and are approved by the Board of Directors and recorded as compensation expense. Compensation expense related to the plans for 2005, 2004, and 2003 was $11, $11, and $122, respectively. Total shares outstanding related to the ESOP at December 31, 2005 and 2004 were 159,987 and 166,155, respectively, and were included in the computation of dividends and earnings per share in each of the respective years.

  401(k) PLAN

     The Corporation has a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Corporation began making matching contributions equal to 25% of the first 3% of an employee's compensation contributed to the plan in 2005. Employees are 0% vested through their first three years of employment and are 100% vested after 3 years of service. For the year ended December 31, 2005, expense attributable to the Plan amounted to $49.

  EQUITY COMPENSATION PLAN

     Pursuant to the terms of a Deferred Director fee plan, which was amended effective December 31, 2005, directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees. Deferred fees are converted on a quarterly basis into stock units of the Corporation's common stock. The fees are converted to stock units based on the purchase price for a share of common stock under the Corporation's Dividend Reinvestment Plan. Stock units credited to a participant's account are eligible for stock and cash dividends as declared. Upon retirement from the board, a participant is eligible to receive one share of common stock for each one stock unit. Prior to December 31, 2005, the Plan contained a cash payout option, and a liability was recorded in the consolidated financial statements. The Plan as modified does not allow for cash settlement, and therefore such share-based payment awards qualify for classification as equity. In connection with the amendment, $2,704 was reclassified from other liabilities and recorded as an addition to the common stock account All authorized but unissued shares of common stock are eligible for issuance under this Plan. As of December 31, 2005 and 2004, 161,571 and 163,871 shares respectively were to be issued under this plan, as adjusted for the 10% stock dividend.

NOTE 17 -- RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Banks have granted loans to principal officers and directors and their affiliates (including their families and companies in which they have 10% or more ownership) amounting to $9,679 and $9,505 at December 31, 2005 and 2004, respectively. During 2005, total principal additions were $7,718 and total principal payments were $7,544.

     Total deposits of these principal officers and directors and their affiliates amounted to $6,685 and $5,629 at December 31, 2005 and 2004, respectively. In addition, the IBT Bancorp's defined benefit plan and the Employee Stock Ownership Plan (Note 16) held deposits with the Banks aggregating $1,710 and $497, and $1,963 and $475 respectively at December 31, 2005 and 2004.

NOTE 18 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. These include, among other elements, the estimated earning power of core deposit accounts, the trained work force, customer goodwill and similar items. Accordingly, the aggregate of the fair value amounts presented are not necessarily indicative of the underlying fair value of the Corporation.

     The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments.

  CASH AND CASH EQUIVALENTS:

     The carrying amounts of cash and short-term instruments approximate fair values.

  INVESTMENT SECURITIES:

     Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are unavailable, fair values are based on quoted market prices of comparable instruments.

  MORTGAGE LOANS HELD FOR SALE:

     Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.

  LOANS RECEIVABLE:

     Fair values for variable rate loans that reprice frequently with, fair values are based on carrying values. Fixed rate loans are valued using present value discounted cash flow techniques. The discount rate used in these calculations was the U.S. government bond rate for securities with similar maturities adjusted for servicing costs, credit loss, and prepayment risk.

  DEPOSIT LIABILITIES:

     Demand, savings, and money market deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for variable rate certificates of deposit approximate their recorded book balance. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

  BORROWED FUNDS:

     The carrying amounts of federal funds purchased and borrowings under repurchase agreements approximate their fair value. The fair values of other borrowings are estimated using discounted cash flow analyses based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

  ACCRUED INTEREST:

     The carrying amounts of accrued interest approximate fair value.

  OFF-BALANCE-SHEET CREDIT-RELATED INSTRUMENTS:

     Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into consideration the remaining terms of the agreements and the counterparties' credit standings. The Corporation does not charge fees for lending commitments; thus it is not practicable to estimate the fair value of these instruments.

     The following sets forth the estimated fair value and recorded carrying values of the Corporation's financial instruments as of December 31:


                                                      2005                  2004
                                              --------------------  --------------------
                                               ESTIMATED  CARRYING   ESTIMATED  CARRYING
                                              FAIR VALUE    VALUE   FAIR VALUE    VALUE
                                              ----------  --------  ----------  --------



                                         ASSETS
Cash and demand deposits due from banks......  $ 30,825   $ 30,825   $ 20,760   $ 20,760
Investment securities........................   183,406    183,406    162,567    162,553
Mortgage loans available for sale............       757        744      2,334      2,339
Net loans....................................   479,765    476,343    412,175    446,451
Accrued interest receivable..................     4,786      4,786      4,315      4,315
Mortgage servicing rights....................     2,125      2,125      2,046      2,046

                                       LIABILITIES
Deposits with no stated maturities...........  $331,487   $331,487   $329,612   $329,612
Deposits with stated maturities..............   260,615    260,991    220,533    234,264
Borrowed funds...............................    52,216     52,165     26,466     30,982
Accrued interest payable.....................       857        857        702        702



NOTE 19 -- PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED BALANCE SHEET


                                                            DECEMBER 31
                                                         ----------------
                                                           2005     2004
                                                         -------  -------



Cash on deposit at subsidiary Banks..................... $ 8,749  $ 7,219
Securities available for sale...........................   4,789    3,703
Investments in subsidiaries.............................  61,841   63,999
Premises and equipment..................................   3,025      103
Other assets............................................   3,576    2,411
                                                         -------  -------
  TOTAL ASSETS.......................................... $81,980  $77,435
                                                         =======  =======

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Other liabilities....................................... $ 1,078  $ 4,841
Shareholders' equity....................................  80,902   72,594
                                                         -------  -------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............ $81,980  $77,435
                                                         =======  =======


CONDENSED STATEMENTS OF INCOME


                                                     YEAR ENDED DECEMBER 31
                                                     ----------------------
                                                      2005    2004    2003
                                                     ------  ------  ------



Income
  Dividends from subsidiaries....................... $7,275  $3,500  $3,825
  Interest income...................................    182     139     128
  Management fee and other..........................  1,384     643     423
                                                     ------  ------  ------
     TOTAL INCOME...................................  8,841   4,282   4,376
Expenses............................................  2,808   2,065   1,114
                                                     ------  ------  ------
  Income before income tax benefit and equity in
     undistributed earnings of subsidiaries.........  6,033   2,217   3,262
  Federal income tax benefit........................    478     470     218
                                                     ------  ------  ------
                                                      6,511   2,687   3,480
Undistributed earnings of subsidiaries..............    265   3,958   3,725
                                                     ------  ------  ------
     NET INCOME..................................... $6,776  $6,645  $7,205
                                                     ======  ======  ======


CONDENSED STATEMENTS OF CASH FLOWS


                                                           YEAR ENDED DECEMBER 31
                                                         -------------------------
                                                           2005     2004     2003
                                                         -------  -------  -------



OPERATING ACTIVITIES
  Net income............................................ $ 6,776  $ 6,645  $ 7,205
     Adjustments to reconcile net income to cash
       provided by operations
       Undistributed earnings of subsidiaries...........    (265)  (3,958)  (3,725)
       Provision for depreciation.......................     533       21       19
       Net amortization of securities...................      27       12      --
       Deferred income taxes (benefit)..................     680      (13)    (348)
  Changes in operating assets and liabilities which
     (used) provided cash
     Interest receivable................................     (29)      (4)      (2)
     Other assets.......................................    (746)  (1,031)     717
     Accrued interest and other expenses................    (894)     809      675
                                                         -------  -------  -------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.....   6,082    2,481    4,541
INVESTING ACTIVITIES
  Activity in available-for-sale securities
     Maturities, calls, and sales.......................     344      260      185
     Purchases..........................................  (1,523)  (1,846)    (820)
  Purchases of equipment and premises...................  (3,455)      (7)     (38)
  Repayment of investment in subsidiaries...............     652      --        34
                                                         -------  -------  -------
          NET CASH USED IN INVESTING ACTIVITIES.........  (3,982)  (1,593)    (639)
FINANCING ACTIVITIES
  Cash dividends paid on common stock...................  (3,254)  (3,070)  (2,881)
  Proceeds from the issuance of common stock............   2,684    2,001    2,008
  Common stock repurchased..............................     --      (192)    (127)
                                                         -------  -------  -------
          NET CASH USED IN FINANCING ACTIVITIES.........    (570)  (1,261)  (1,000)
                                                         -------  -------  -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........   1,530     (373)   2,902
Cash and cash equivalents at beginning of year..........   7,219    7,592    4,690
                                                         -------  -------  -------
          CASH AND CASH EQUIVALENTS AT END OF YEAR...... $ 8,749  $ 7,219  $ 7,592
                                                         =======  =======  =======


NOTE 20 -- OPERATING SEGMENTS

     The Corporation's reportable segments are based on legal entities that account for at least 10% of operating results. The accounting policies are the same as those discussed in Note 1 to the Consolidated Financial Statements. The Corporation evaluates performance based principally on net income and asset quality of the respective segments. A summary of selected financial information for the Corporation's reportable segments follows:


                                                                  ALL OTHERS
                                       ISABELLA BANK    FARMERS   (INCLUDING
                                         AND TRUST    STATE BANK    PARENT)     TOTAL
                                       -------------  ----------  ----------  --------



2005
  Total assets........................    $583,505     $136,853     $21,296   $741,654
  Interest income.....................      28,867        7,939          76     36,882
  Net interest income.................      18,436        5,289         184     23,909
  Provision for loan losses...........         585          192         --         777
  Net income (loss)...................       5,900        1,456        (580)     6,776
2004
  Total assets........................    $542,759     $125,350     $ 9,925   $678,034
  Interest income.....................      26,436        7,258         127     33,821
  Net interest income.................      18,247        4,919         198     23,364
  Provision for loan losses...........         550          185         --         735
  Net income (loss)...................       6,073        1,345        (773)     6,645
2003
  Total assets........................    $527,805     $127,124     $ 9,150   $664,079
  Interest income.....................      28,013        7,797         168     35,978
  Net interest income.................      18,295        5,005         228     23,528
  Provision for loan losses...........         570          885         --       1,455
  Net income (loss)...................       6,415        1,008        (218)     7,205


NOTE 21 -- POTENTIAL ACQUISITION

     On December 22, 2005, IBT Bancorp, Inc. signed a definitive agreement to acquire Farwell State Savings Bank. The acquisition is subject to a number of contingencies including but not limited to regulatory approval.

IBT BANCORP FINANCIAL REVIEW
(ALL DOLLARS IN THOUSANDS)

     The following is management's discussion and analysis of the financial condition and results of operations for IBT Bancorp (the Corporation). This discussion and analysis is intended to provide a better understanding of the financial statements and statistical data included elsewhere in the Annual Report.

  CRITICAL ACCOUNTING POLICIES:

     The Corporation's significant accounting policies are set forth in Note 1 of the Consolidated Financial Statements. Of these significant accounting policies, the Corporation considers its policies regarding the allowance for loan losses and servicing assets to be its most critical accounting policies.

     The allowance for loan losses requires management's most subjective and complex judgment. Changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations. The Corporation has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Corporation's assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers that is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Corporation's allowance for loan losses and related matters, see Provision for Loan Losses and Allowance for Loan Losses.

     Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

     TABLE 1. DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS' EQUITY
                     INTEREST RATE AND INTEREST DIFFERENTIAL

     The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities. This schedule also presents an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a 34% federal income tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. Federal Reserve and Federal Home Loan Bank Equity holdings are included in Other Investments.


                                           2005                           2004                           2003
                              -----------------------------  -----------------------------  -----------------------------
                                            TAX     AVERAGE                TAX     AVERAGE                TAX     AVERAGE
                               AVERAGE  EQUIVALENT   YIELD/   AVERAGE  EQUIVALENT   YIELD/   AVERAGE  EQUIVALENT   YIELD/
                               BALANCE   INTEREST     RATE    BALANCE   INTEREST     RATE    BALANCE   INTEREST     RATE
                              --------  ----------  -------  --------  ----------  -------  --------  ----------  -------



INTEREST EARNING ASSETS:
  Loans.....................  $466,001    $30,682     6.58%  $437,438    $27,801     6.36%  $404,953    $29,196     7.21%
  Taxable investment
     securities.............   106,025      3,487     3.29    114,806      3,696     3.22    123,927      4,437     3.58
  Non-taxable investment
     securities.............    63,271      3,818     6.03     55,882      3,206     5.74     49,531      3,099     6.26
  Federal funds sold........     3,882        116     2.99      4,516         30     0.66     16,311        193     1.18
  Other.....................     5,060        199     3.93      2,978        178     5.98      2,857        151     5.29
                              --------    -------     ----   --------    -------     ----   --------    -------     ----
     TOTAL EARNING ASSETS...   644,239     38,302     5.95    615,620     34,911     5.67    597,579     37,076     6.20
NON EARNING ASSETS:
  Allowance for loan
     losses.................    (6,691)                        (6,584)                        (5,946)
  Cash and due from banks...    19,955                         23,831                         26,840
  Premises and equipment....    17,544                         18,147                         15,646
  Accrued income and other
     assets.................    25,577                         24,143                         25,204
                              --------                       --------                       --------
     TOTAL ASSETS...........  $700,624                       $675,157                       $659,323
                              ========                       ========                       ========
INTEREST BEARING
  LIABILITIES:
  Interest-bearing demand
     deposits...............  $103,684      1,001     0.97   $106,471        569     0.53   $113,206      1,057     0.93
  Savings deposits..........   157,238      1,571     1.00    157,819        872     0.55    141,227      1,325     0.94
  Time deposits.............   245,559      8,802     3.58    238,323      7,950     3.34    247,516      9,228     3.73
  Other borrowed funds......    37,209      1,599     4.30     27,328      1,066     3.90     18,812        840     4.47
                              --------    -------     ----   --------    -------     ----   --------    -------     ----
     TOTAL INTEREST BEARING
       LIABILITIES..........   543,690     12,973     2.39    529,941     10,457     1.97    520,761     12,450     2.39
NONINTEREST BEARING
  LIABILITIES:
  Demand deposits...........    69,610                         64,531                         61,651
  Other.....................    12,642                          9,898                         11,141
  Shareholders' equity......    74,682                         70,787                         65,770
                              --------                       --------                       --------
       TOTAL LIABILITIES AND
          EQUITY............  $700,624                       $675,157                       $659,323
                              ========                       ========                       ========
NET INTEREST INCOME (FTE)...              $25,329                        $24,454                        $24,626
                                          =======                        =======                        =======
NET YIELD ON INTEREST
  EARNING ASSETS (FTE)......                          3.93%                          3.97%                          4.12%
                                                      ====                           ====                           ====



NET INTEREST INCOME

     The Corporation derives the majority of its gross income from interest earned on loans and investments, while its most significant expense is the interest cost incurred for funds used. Net interest income is the amount by which interest income on earning assets exceeds the interest cost of deposits and borrowings. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. Management exerts some control over these factors, however, Federal Reserve monetary policy and competition have a significant impact. Interest income includes loan fees of $1,142 in 2005, $1,102 in 2004, and $1,752 in 2003. For analytical purposes, net interest income is adjusted to a "taxable equivalent" basis by adding the income tax savings from interest on tax-exempt loans and securities, thus making year-to-year comparisons more meaningful.

                   TABLE 2. VOLUME AND RATE VARIANCE ANALYSIS

     The following table details the dollar amount of changes in FTE net interest income for each major category of interest earning assets and interest bearing liabilities and the amount of change attributable to changes in average balances (volume) or average rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.


                                        2005 COMPARED TO 2004    2004 COMPARED TO 2003
                                         INCREASE (DECREASE)    INCREASE (DECREASE) DUE
                                               DUE TO                     TO
                                       ----------------------  ------------------------
                                       VOLUME   RATE     NET   VOLUME    RATE     NET
                                       ------  ------  ------  ------  -------  -------



CHANGES IN INTEREST INCOME:
  Loans............................... $1,857  $1,024  $2,881  $2,231  $(3,626) $(1,395)
  Taxable investment securities.......   (287)     78    (209)   (313)    (428)    (741)
  Nontaxable investment securities....    440     172     612     378     (271)     107
  Federal funds sold..................     (5)     91      86    (101)     (62)    (163)
  Other...............................     96     (75)     21       7       20       27
                                       ------  ------  ------  ------  -------  -------
     TOTAL CHANGES IN INTEREST
       INCOME.........................  2,101   1,290   3,391   2,202   (4,367)  (2,165)
CHANGES IN INTEREST EXPENSE:
  Interest bearing demand deposits....    (15)    447     432     (60)    (428)    (488)
  Savings deposits....................     (3)    702     699     141     (594)    (453)
  Time deposits.......................    247     605     852    (333)    (945)  (1,278)
  Federal funds purchased.............    416     117     533     343     (117)     226
                                       ------  ------  ------  ------  -------  -------
     TOTAL CHANGES IN INTEREST
       EXPENSE........................    645   1,871   2,516      91   (2,084)  (1,993)
                                       ------  ------  ------  ------  -------  -------
     NET CHANGE IN INTEREST MARGIN
       (FTE).......................... $1,456  $ (581) $  875  $2,111  $(2,283) $  (172)
                                       ======  ======  ======  ======  =======  =======



     As shown in Tables 1 and 2, when comparing year ending December 31, 2005 to 2004, fully taxable equivalent (FTE) net interest income increased $875 or 3.58%. An increase of 4.65% in average interest earning assets provided $2,101 of FTE interest income. The majority of this growth was funded by a 2.59% increase in interest bearing liabilities, resulting in $645 of additional interest expense. Overall, changes in volume resulted in $1,456 in additional FTE interest income. The average FTE interest rate earned on assets increased by 0.28%, increasing FTE interest income by $1,290, and the average rate paid on deposits and borrowings increased by 0.42%, increasing interest expense by $1,871. The net change related to interest rates earned and paid was a $581 decrease in FTE net interest income.

     The Corporation's FTE net yield as a percentage of average earning assets decreased 0.04% to 3.93%. The narrowing of the spread between interest bearing assets and liabilities is a result of the steep increase in short term interest rates, while long term rates have remained essentially unchanged. The ten year yield curve as of December 31, 2005 was nearly flat. The increasing short term interest rates have raised the cost of funding as a large portion of interest bearing liabilities reprice with short term rates. Net interest margins have also been adversely impacted by a continuing increase in the reliance on interest bearing liabilities to fund interest earning assets.

     As shown in Tables 1 and 2, when comparing year ending December 31, 2004 to 2003, fully taxable equivalent (FTE) net interest income decreased $172 or 0.70%. An increase of 3.02% in average interest earning assets provided $2,202 of FTE interest income. The majority of this growth was funded by a 1.76% increase in interest bearing liabilities, resulting in $91 of additional interest expense. Overall, changes in volume resulted in $2,111 in additional FTE interest income. The average FTE interest rate earned on assets decreased by 0.53%, decreasing FTE interest income by $4,367, and the average rate paid on deposits decreased by 0.42%, decreasing interest expense by $2,084. The net change related to interest rates earned and paid was a $2,283 decrease in FTE net interest income.

     The Corporation's FTE net yield as a percentage of average earning assets decreased 0.15%. A $650 decline in loan fees in 2004 from 2003 accounted for 0.10% of the decline. The decline in these fees was a result of a $140.1 million decline in the origination and sales of residential mortgages to the secondary market as the refinancing boom has slowed. The remaining decline was a result of the average rate earned on earning assets declining faster than the average rate paid on interest bearing liabilities.

PROVISION FOR LOAN LOSSES

     The viability of any financial institution is ultimately determined by its management of credit risk. Net loans outstanding represent 64.8% of the Corporation's total year end assets and is the Corporation's single largest concentration of risk. Poor operating performance may result from the failure to control credit risk. Given the importance of maintaining sound underwriting practices, the Banks' Boards of Directors and senior management teams spend a large portion of their time and effort in loan review. The provision for loan losses is the amount added to the allowance for loan losses on a monthly basis. The allowance for loan losses is management's estimation of potential losses inherent in the loan portfolio, and is maintained at a level considered by management to be adequate to absorb potential losses. Evaluation of the allowance for loan losses and the provision for loan losses is based on a review of the changes in the type and volume of the loan portfolio, reviews of specific loans to evaluate their collectibility, past and recent loan loss history, financial condition of borrowers, the amount of impaired loans, overall economic conditions, and other factors. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be subject to significant change.

     As shown in Table 3, total loans outstanding increased 6.7% in 2005 and increased 7.4% in 2004. The provision for loan losses in 2005 was $777, a $42 increase from 2004 and a $678 decrease from 2003. Net charge offs to average loans was 0.07% in 2005 and 0.11% in 2004, and have averaged 0.15% during the past 5 years versus the average of 0.19% for all commercial banks in the State of Michigan.

     Despite a decrease of .04% in net charge offs to total loans, and a decline in substandard loans, the Corporation increased its provision by $42 in 2005. The primary factor affecting the 2005 provision is an increase in the average amount of loans past due less than 90 days. It is management's judgment that the weaknesses in Michigan's economy as seen by an unemployment rate 40% higher than the national average, a decline in the State's gross domestic product, and a decline in real estate activity warrants a cautious approach in determining its necessary loan loss reserves. This cautious approach is further enhanced by management's internal analysis of its loans showing a slight decrease in overall loan quality.

     The 2003 provision for loan losses was increased as a result of a combination of factors. During the last quarter of 2003 the Corporation experienced a decline in the overall credit quality of its outstanding agricultural loans. The Corporation undertook a detailed review of the credit quality of all significant agricultural lending relationships, and identified the most significant troubled loans. The primary factor for the decline in the credit quality was a result of three consecutive years of weak cash flows due to both low farm commodity prices and unfavorable growing conditions in mid-Michigan. The Corporation tightened its credit granting standards during 2003 and continues to monitor existing relationships for further deterioration.

     The allowance to loan losses as a percentage of loans increased from 1.42% as of December 31, 2004 to 1.43% as of December 31, 2005. Management believes that the allowance for loans is adequate as of December 31, 2005.

                    TABLE 3. SUMMARY OF LOAN LOSS EXPERIENCE

     The following is a summary of loan balances at the end of each year and their daily average balances, changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, and additions to the allowance that have been expensed.


                                                    YEAR ENDED DECEMBER 31
                                       ------------------------------------------------
                                         2005      2004      2003      2002      2001
                                       --------  --------  --------  --------  --------



Amount of loans outstanding at the end
  of year............................. $483,242  $452,895  $421,860  $390,860  $389,712
                                       ========  ========  ========  ========  ========
Average gross loans outstanding for
  the year............................ $466,001  $437,438  $404,953  $396,234  $404,586
                                       ========  ========  ========  ========  ========
Allowance for loan losses -- January
  1................................... $  6,444  $  6,204  $  5,593  $  5,471  $  5,162
  Loans charged off
     Commercial and agricultural......      101       561       578       506       271
     Real estate mortgage.............      166       --        117       236        70
     Personal.........................      376       374       445       460       351
                                       --------  --------  --------  --------  --------
       TOTAL LOANS CHARGED OFF........      643       935     1,140     1,202       692
  Recoveries
     Commercial and agricultural......      105       191        93       140        35
     Real estate mortgage.............      --         62        29        18        41
     Personal.........................      216       187       174       141       155
                                       --------  --------  --------  --------  --------
       TOTAL RECOVERIES...............      321       440       296       299       231
                                       --------  --------  --------  --------  --------
  Net chargeoffs......................      322       495       844       903       461
  Provision charged to income.........      777       735     1,455     1,025       770
                                       --------  --------  --------  --------  --------
ALLOWANCE FOR LOAN LOSSES -- DECEMBER
  31.................................. $  6,899  $  6,444  $  6,204  $  5,593  $  5,471
                                       ========  ========  ========  ========  ========
Ratio of net charge offs during the
  year to average loans outstanding...     0.07%     0.11%     0.21%     0.23%     0.11%
                                       ========  ========  ========  ========  ========
Ratio of allowance for loan losses to
  loans outstanding at year end.......     1.43%     1.42%     1.47%     1.43%     1.40%
                                       ========  ========  ========  ========  ========



     As shown in Table 4, the percentage of loans classified as nonperforming by the Corporation as of December 31, 2005 and 2004 was 0.65% and 0.73% of total loans, respectively and was below the September 30, 2005 ratio of 0.79% for all commercial banks in the State of Michigan. Average nonperforming loans for the peer group were 0.49%. The peer group is a composite of financial information of all bank holding companies with assets between $500 million and $1 billion; there were 393 bank holding companies in the Corporation's peer group nationwide for the period indicated. The Banks' policies, including a loan considered impaired under Statement of Financial Accounting Standards No. 118, are to transfer a loan to nonaccrual status whenever it is determined that interest should be recorded on the cash basis instead of the accrual basis because of a deterioration in the financial position of the borrower, or a determination that payment in full, including all interest and principal contractually due cannot be expected, or the loan has been in default for a period of 90 days or more, unless it is both well secured and in the process of collection.

                          TABLE 4. NONPERFORMING LOANS

     The following loans are all the credits which require classification for state or federal regulatory purposes:


                                                      DECEMBER 31
                                        --------------------------------------
                                         2005    2004    2003    2002    2001
                                        ------  ------  ------  ------  ------



Nonaccrual loans....................... $1,375  $1,900  $4,121  $2,484  $1,346
Accruing loans past due 90 days or
  more.................................  1,058     702   1,380   1,840   1,219
Restructured loans.....................    725     686     --      479
                                        ------  ------  ------  ------  ------
  TOTAL NONPERFORMING LOANS............ $3,158  $3,288  $5,501  $4,803  $2,565
                                        ======  ======  ======  ======  ======
NONPERFORMING LOANS AS A % OF LOANS....   0.65%   0.73%   1.30%   1.23%   0.66%
                                        ======  ======  ======  ======  ======



     As of December 31, 2005, there were no other interest bearing assets which required classification. Management is not aware of any recommendations by regulatory agencies that, if implemented, would have a material impact on the Corporation's liquidity, capital, or operations.

     Management's internal analysis of the estimated range for the allowance was $3,310 to $7,875 as of December 31, 2005. In management's opinion, the allowance for loan losses of $6,899 is adequate as of December 31, 2005. Management has allocated, as reflected in Table 5, the allowance for loan losses to the following categories: 46.9% to commercial and agricultural loans; 46.8% to real estate loans; 5.8% to installment loans; 0.5% to impaired loans. The above allocation is not intended to imply limitations on usage of the allowance. The entire allowance is available to fund loan losses without regard to loan type.

              TABLE 5. ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses has been allocated according to the amount deemed to be reasonably necessary to provide for the probability of losses being incurred within the following categories:


                                                    2004                  2003                  2002                  2001
                                            --------------------  --------------------  --------------------  --------------------
                              2005
                      --------------------
                                 % OF EACH             % OF EACH             % OF EACH             % OF EACH             % OF EACH
                                  CATEGORY              CATEGORY              CATEGORY              CATEGORY              CATEGORY
                      ALLOWANCE   TO TOTAL  ALLOWANCE   TO TOTAL  ALLOWANCE   TO TOTAL  ALLOWANCE   TO TOTAL  ALLOWANCE   TO TOTAL
                        AMOUNT     LOANS      AMOUNT     LOANS      AMOUNT     LOANS      AMOUNT     LOANS      AMOUNT     LOANS
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------



Commercial and
  agricultural.....     $2,771      46.9%     $2,634      42.3%     $2,140      41.5%     $1,868      44.1%     $2,081      41.6%
Real estate
  mortgage.........      1,192      46.8       1,463      50.5       1,584      47.8       1,649      45.5       1,408      47.8
Installment........      2,286       5.8       1,606       6.6       1,614       9.6       1,679       9.7       1,577      10.5
Impaired loans.....        184       0.5         304       0.6         622       1.1         103       0.7          56       0.1
Unallocated........        466       --          437       --          244       --          294       --          349       --
                        ------     -----      ------     -----      ------     -----      ------     -----      ------     -----
  TOTAL............     $6,899     100.0%     $6,444     100.0%     $6,204     100.0%     $5,593     100.0%     $5,471     100.0%
                        ======     =====      ======     =====      ======     =====      ======     =====      ======     =====



NONINTEREST INCOME

     Noninterest income consists of trust fees, service charges on deposit accounts, fees for other financial services, gain on the sale of mortgage loans, title insurance revenue, and other insignificant categories. As is the case for many financial institutions, management believes fee income is increasingly important as a source of net earnings and expects this trend to continue. There was a $311 or 3.81% increase in noninterest income from these sources during 2005. Significant changes during 2005 include a $193 increase in service charges and fees, a $394 increase from the sale of title insurance and related services, a $207 decrease from the gain on sale of mortgage loans, and a $69 decrease in other income.

     Included in the $193 increase in other service charges and fees were increases of $276 in NSF and overdraft fees, $114 in trust revenues, and $52 in ATM and debit card fees. These increases were offset by a $252 decrease in mortgage servicing income.

     The $69 decrease in other income included decreases of $104 from the gain on sale of securities, $63 in building rent, and $21 in other income. These decreases were offset by an increase of $119 from income on bank owned life insurance.

     During 2005, the Corporation had an average investment of $10.3 million in bank-owned life insurance, a $365 increase over 2004. The average net rate earned on the investment was approximately 3.52% in 2005(versus 4.10% in 2004) and, because of the instruments' tax free accumulation of earnings have a taxable equivalent rate of 5.34%. The rates on these contracts are adjustable annually on their anniversary date. These policies are placed with five different insurance companies with an S&P rating of A- or better.

     Included in noninterest income is a $270 gain from the sale of $38,624 of mortgages during 2005 versus a $477 gain on the sale of $55,055 of mortgages during 2004. The Corporation has established a policy that all fixed rate mortgage loans with an amortization of greater than 15 years will be sold. During 2005, most 15-year fixed rate mortgage loans originated were sold on the secondary market. These loans were sold without recourse, with servicing rights retained.

     Noninterest income decreased $2,580 or 24.0% in 2004 when compared to 2003. Significant changes during 2004 include a $383 decrease from the sale of title insurance and related services, an $873 decrease in mortgage servicing income, and a $1,614 decrease in gains on the sale of real estate mortgages, offset by a $313 increase in overdraft fees. During 2004, the Corporation had an average investment of $10.1 million in bank-owned life insurance, a $139 increase over 2003. The average net rate earned on the investment was approximately 4.10% in 2004 (versus 4.8% in 2003) and, had a taxable equivalent rate of 6.22%. The rates on these contracts are adjustable annually on their anniversary date. The investment was placed with five separate insurance companies with S&P ratings of AA+ or better.

NONINTEREST EXPENSES

     Noninterest expenses increased $613 or 2.75% during 2005. Compensation and benefits increased $863 or 6.80%, occupancy and furniture and equipment expenses increased $222 or 5.57%, and other expenses including charitable donations decreased $472 or 8.43%. Noninterest expenses net of noninterest income divided by average total assets equaled 2.06% in 2005, 2.09% in 2004, and 1.95% in 2003.

     The $863 increase in compensation and benefits included a $247 or 2.62% increase in salaries expense and a $616 or 18.95% increase in benefits expense. The majority of the increase in benefit expense is related to a $466 increase in medical expenses, which was the result of higher than normal medical claims in 2005, and a $96 increase in pension expenses and other retirement expenses. The Corporation continues to evaluate medical costs and is researching alternatives to minimize the effects of escalating health care costs.

     The $222 increase in occupancy and furniture and equipment expenses includes an increase of depreciation expense of $183, a $69 increase in ATM and debit card fees, and a $36 increase in other expenses. These increases were partially offset by a $66 decrease in computer costs. Of the $183 increase in depreciation, $152 relates to an increase in furniture and equipment depreciation, as a result of the Corporation investing in new computer software in 2005 and 2004.

     The $472 decrease in other expenses, including charitable donations, is comprised of a decrease of $336 or 45.8% in SOX compliance costs and a $136 decrease in various other expense items.

     Comparing 2004 to 2003, noninterest expenses decreased $1,307 or 5.5% during 2004. Compensation and benefits expense, which is the largest component of noninterest expenses, decreased $660 or 4.9%. Salaries decreased $459 and employee benefits decreased $218. While there were normal merit and promotional salary increases the net decrease is primarily related to the reduction in compensation related to the decline in mortgage loan activity, as well as a decrease related to a 22.7% decline in medical insurance expenses, both of which were offset by a 13.8% increase in pension expense.

     Occupancy and furniture and equipment expenses decreased $43 or 1.1% in 2004. The decrease is related to a reduction in depreciation expense. All other operating expenses decreased $604. The most significant decreases are related to donations, offset by an increase in professional services principally associated with SOX mandated compliance efforts. Isabella Bank and Trust contributed approximately $27 in 2004 to the IBT Foundation compared to a contribution of $870 made in 2003. (See
Note 14 to the accompanying Consolidated Financial Statements.)

FEDERAL INCOME TAXES

     Federal income tax expense for 2005 was $1,948 or 22.3% of pre-tax income compared to $1,878 or 22.0% of pre-tax income in 2004 and $2,035 or 22.0% in 2003. A reconcilement of actual federal income tax expense reported and the amount computed at the federal statutory rate of 34% is found in Note 12, Federal Income Taxes, in notes to the accompanying Consolidated Financial Statements.

ANALYSIS OF CHANGES IN FINANCIAL CONDITION

     Total assets were $741,654 at December 31, 2005, an increase of $63,620 or 9.4% over year end 2004. Asset growth was primarily funded by a $28,602 increase in deposits and a $21,183 increase in other borrowed funds. A discussion of changes in balance sheet amounts by major categories follows.

INVESTMENT SECURITIES

     The primary objective of the Corporation's investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and the Corporation's overall exposure to changes in interest rates. During 2005, the Corporation's net holdings of investment securities increased $20,853. Table 6 shows the carrying value of investment securities available for sale and held to maturity. Securities held to maturity in 2004 and 2003, which are stated at amortized cost, consist mostly of local municipal bond issues, and U.S. Agencies. Securities not classified by management as held to maturity are classified as available-for-sale and are stated at fair value.

                          TABLE 6. INVESTMENT PORTFOLIO

     The following is a schedule of the carrying value of investment securities available for sale and held to maturity:


                                                         DECEMBER 31
                                                -----------------------------
                                                   2005      2004      2003
                                                ---------  --------  --------



Available for sale
  U.S. Government and federal agencies.........  $ 52,913  $ 51,279  $ 75,803
  States and political subdivisions............    95,435    84,632    76,656
  Corporate....................................    13,220     4,754     3,242
  Mortgage-backed..............................    21,838    21,365    14,131
                                                ---------  --------  --------
     TOTAL.....................................  $183,406  $162,030  $169,832
                                                =========  ========  ========
Held to maturity
  Mortgage-backed..............................  $    --   $      3  $      9
  States and political subdivisions............       --        520     1,303
                                                ---------  --------  --------
     TOTAL..................................... $     --   $    523  $  1,312
                                                =========  ========  ========



     Excluding those holdings of the investment portfolio in U.S. Government and federal agencies, there were no investments in securities of any one issuer that exceeded 10% of shareholders' equity. The Corporation has a policy prohibiting investments in securities that it deems are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes.

     The following is a schedule of maturities of each category of investment securities (at carrying value) and their weighted average yield as of December 31, 2005:

            TABLE 7. SCHEDULE OF MATURITIES OF INVESTMENT SECURITIES
                           AND WEIGHTED AVERAGE YIELDS


                                                              MATURING
                                -------------------------------------------------------------------
                                                  AFTER ONE YEAR
                                                        BUT        AFTER FIVE YEARS
                                                    WITHIN FIVE           BUT           AFTER TEN
                                WITHIN ONE YEAR        YEARS       WITHIN TEN YEARS       YEARS
                                ---------------  ----------------  ----------------  --------------
                                 AMOUNT   YIELD   AMOUNT    YIELD   AMOUNT    YIELD  AMOUNT   YIELD
                                -------   -----  --------   -----  -------    -----  ------   -----



Available for Sale
  U.S. Government and federal
     agencies.................. $24,268    3.22% $ 28,645    3.31% $   --       --   $  --      --
  States and political
     subdivisions..............  16,535    4.78%   50,233    4.54%  26,902     4.92%  1,765    4.65%
  Mortgage-backed..............     --      --     21,838    3.98%     --       --      --      --
  Corporate....................  10,695    5.30%    2,525    3.24%     --       --      --      --
                                -------    ----  --------    ----  -------     ----  ------    ----
TOTAL.......................... $51,498    4.16% $103,241    4.05% $26,902     4.92% $1,765    4.65%
                                =======    ====  ========    ====  =======     ====  ======    ====



LOANS

     The largest component of earning assets is loans. The proper management of credit and market risk inherent in loans is critical to the financial well-being of the Corporation. To control these risks, the Corporation has adopted strict underwriting standards. The standards include prohibitions against lending outside the Corporation's defined market area, lending limits to a single borrower, and strict loan to collateral value limits. The Corporation also monitors and limits loan concentrations extended to volatile industries. The Corporation has no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in Table 8.

                             TABLE 8. LOAN PORTFOLIO


                                   2005      2004      2003      2002      2001
                                 --------  --------  --------  --------  --------



Commercial...................... $179,541  $146,152  $129,392  $126,591  $115,457
Agricultural....................   49,424    49,179    52,044    54,788    50,524
Residential real estate
  mortgage......................  226,251   227,421   199,455   170,452   181,946
Installment.....................   28,026    30,143    40,969    39,029    41,785
                                 --------  --------  --------  --------  --------
                                 $483,242  $452,895  $421,860  $390,860  $389,712
                                 ========  ========  ========  ========  ========



     Total loans increased $30,347 in 2005. The increase was primarily in commercial loans due to a change in the focus related to lending products. As of December 31, 2005, as a percentage of total loans, commercial loans were 37.2%, agricultural were 10.2%, residential real estate mortgages were 46.8%, and installments were 5.8%.

DEPOSITS

     Total deposits increased $28,602 and were $592,478 at year end 2005, a 5.1% increase from 2004. Average deposits increased 1.6% in 2005 and 0.6% in 2004. During 2005, average noninterest bearing deposits increased 7.9%, interest bearing demand deposits decreased 2.6%, savings deposits decreased 0.4%, and time deposits increased 3.0%. Time deposits over $100 as a percentage of total deposits equaled 14.4% and 12.9% as of December 31, 2005 and 2004, respectively.

                            TABLE 9. AVERAGE DEPOSITS


                                              2005              2004              2003
                                        ---------------   ---------------   ---------------
                                         AMOUNT    RATE    AMOUNT    RATE    AMOUNT    RATE
                                        --------   ----   --------   ----   --------   ----



Noninterest bearing demand deposits..   $ 69,610          $ 64,532          $ 61,651
Interest bearing demand deposits.....    103,684   0.97%   106,471   0.53%   113,206   0.93%
Savings deposits.....................    157,238   1.00    157,819   0.55    141,227   0.94
Time deposits........................    245,559   3.58    238,323   3.34    247,516   3.73
                                        --------          --------          --------
  TOTAL..............................   $576,091          $567,145          $563,600
                                        ========          ========          ========



       TABLE 10. MATURITIES OF TIME CERTIFICATES OF DEPOSIT OVER $100,000


                                                         DECEMBER 31
                                                  -------------------------
                                                    2005     2004     2003
                                                  -------  -------  -------



Maturity
  Within 3 months................................ $17,197  $14,415  $18,068
  Within 3 to 6 months...........................  12,914   12,762   11,475
  Within 6 to 12 months..........................  24,708   14,216    8,184
  Over 12 months.................................  30,789   31,431   31,746
                                                  -------  -------  -------
     TOTAL....................................... $85,608  $72,824  $69,473
                                                  =======  =======  =======



     Within the banking industry there is agreement that competition from mutual funds and annuities has had a significant impact on deposit growth. In response, the Corporation's subsidiaries now offer mutual funds and annuities to its customers. The Corporation's trust department also offers a variety of financial products in addition to traditional estate services.

CAPITAL

     The capital of the Corporation consists solely of common stock, capital surplus, retained earnings, and accumulated other comprehensive income / (loss). Total capital increased $8,308 in 2005. The Corporation offers dividend reinvestment and employee and director stock purchase plans. Under the provisions of these Plans, the Corporation issued 78,303 shares of common stock generating $2,684 of capital during 2005, and 57,388 shares of common stock generating $2,001 of capital in 2004. The Corporation also offers share based payment awards through its equity compensation plan (See Note 16). Pursuant to this plan, the Corporation generated $2,704 of capital in 2005. In October 2002 the Board of Directors authorized management to repurchase up to $2.0 million of the Corporation's common stock. A total of 4,571 shares were repurchased in 2004 at an average price of $42 per share. There were no shares repurchased in 2005. Accumulated other comprehensive income decreased $602 and consists of a $1,816 decrease in unrealized gain on available-for-sale investment securities reduced by a gain of $1,214 related to the recognition of a reduction in the additional minimum pension liability.

     The Federal Reserve Board's current recommended minimum primary capital to assets requirement is 6.0%. The Corporation's primary capital to average assets, which consists of shareholders' equity plus the allowance for loan losses less acquisition intangibles, was 12.12% at year end 2005. There are no commitments for significant capital expenditures.

     The Federal Reserve Board has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8%, of which at least 4% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and the Corporation's values at December 31, 2005:

                 PERCENTAGE OF CAPITAL TO RISK ADJUSTED ASSETS:


                                                              IBT BANCORP
                                                             DECEMBER 31,
                                                                 2005
                                                           ----------------
                                                           REQUIRED  ACTUAL
                                                           --------  ------



Equity Capital............................................   4.00%    15.89%
Secondary Capital.........................................   4.00      1.25
                                                             ----     -----
TOTAL CAPITAL.............................................   8.00%    17.14%
                                                             ====     =====



     IBT Bancorp's secondary capital includes only the allowance for loan losses. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.

     The Federal Reserve also prescribes minimum capital requirements for the Corporation's subsidiary Banks. At December 31, 2005, the Banks exceeded these minimums. For further information regarding the Banks' capital requirements, refer to Note 15 of the Notes to the accompanying Consolidated Financial Statements, Regulatory Capital Matters.

LIQUIDITY

     Liquidity management is designed to have adequate resources available to meet depositor and borrower discretionary demands for funds. Liquidity is also required to fund expanding operations, investment opportunities, and payment of cash dividends. The primary sources of the Corporation's liquidity are cash and cash equivalents and available-for-sale investment securities.

     As of December 31, 2005 and 2004, cash and cash equivalents equaled 4.2% and 3.1%, respectively, of total assets. Net cash provided from operations was $18,452 in 2005 and $12,742 in 2004. Net cash provided by financing activities equaled $49,215 in 2005 and $7,837 in 2004. The Corporation's investing activities used cash amounting to $57,602 in 2005 and $31,037 in 2004. The accumulated effect of the Corporation's operating, investing, and financing activities on cash and cash equivalents was a $10,065 increase in 2005 and a $10,458 decrease in 2004.

     In addition to cash and cash equivalents, available-for-sale investment securities are another source of liquidity. Securities available for sale equaled $183,406 as of December 31, 2005 and $162,030 as of December 31, 2004. In addition to these primary sources of liquidity, the Corporation has the ability to borrow in the federal funds market and at both the Federal Reserve Bank and the Federal Home Loan Bank. The Corporation's liquidity is considered adequate by the management of the Corporation.

INTEREST RATE SENSITIVITY

     Interest rate sensitivity management aims at achieving reasonable stability in the net interest margin through periods of changing interest rates. Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. One tool used by management to measure interest rate sensitivity is gap analysis. As shown in Table 11, the gap analysis depicts the Corporation's position for specific time periods and the cumulative gap as a percentage of total assets.

     Investment securities and other investments are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans are included in the time frame of their earliest repricing. Of the $483,242 in total loans, $90,387 are variable rate loans. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $1,370 that are included in the 0 to 3 month time frame.

     Savings, NOW accounts, and money market accounts have no contractual maturity date and are believed to be predominantly noninterest rate sensitive by management. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon management's analysis of deposit runoff over the past five years. Management believes this runoff experience is consistent with its expectation for the future. As of December 31, 2005, the Corporation had $23,354 more assets than liabilities maturing within one year. A positive gap position results when more assets, within a specified time frame, mature or reprice than liabilities.

                       TABLE 11. INTEREST RATE SENSITIVITY

     The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2005. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.


                                          0 TO 3    4 TO 12   1 TO 5    OVER 5
                                          MONTHS    MONTHS     YEARS    YEARS
                                         --------  --------  --------  -------



Interest Sensitive Assets
  Investment securities................. $  3,124  $ 52,522  $ 94,921  $32,839
  Loans.................................  120,733    68,566   262,154   30,414
                                         --------  --------  --------  -------
     TOTAL.............................. $ 23,857  $121,088  $357,075  $63,253
                                         ========  ========  ========  =======
Interest Sensitive Liabilities
  Borrowed funds........................ $ 14,266  $  3,000  $ 21,899  $13,000
  Time deposits.........................   36,398   109,612   114,600      381
  Savings...............................   10,404    12,517   130,476      --
  Interest bearing demand...............   31,485     3,909    68,857      --
                                         --------  --------  --------  -------
     TOTAL.............................. $ 92,553  $129,038  $ 35,832  $ 3,381
                                         ========  ========  ========  =======
Cumulative gap (deficiency)............. $ 31,304  $ 23,354  $ 44,597  $94,469
Cumulative gap (deficiency as a % of
  assets)...............................     4.22%     3.15%     6.01%   12.74%


              TABLE 12. LOAN MATURITY AND INTEREST RATE SENSITIVITY

     The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2005. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.


                                                          DUE IN
                                           -----------------------------------
                                            1 YEAR   1 TO 5   OVER 5
                                           OR LESS    YEARS    YEARS    TOTAL
                                           -------  --------  ------  --------



Commercial and agricultural............... $68,031  $154,661  $6,273  $228,965
                                           =======  ========  ======  ========
Interest Sensitivity
  Loans maturing after one year that have:
     Fixed interest rates.................          $130,225  $4,918
     Variable interest rates..............            24,436   1,355
                                                    --------  ------
       TOTAL..............................          $154,661  $6,273
                                                    ========  ======


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Corporation's primary market risks are interest rate risk and, to a lesser extent, liquidity risk. The Corporation has no foreign exchange risk, holds limited loans outstanding to oil and gas concerns, holds no trading account assets, nor does it utilize interest rate swaps or derivatives, except for interest rate locks, in the management of its interest rate risk. Any changes in foreign exchange rates or commodity prices would have an insignificant impact, if any, on the Corporation's interest income and cash flows. The Corporation does have a significant amount of loans extended to borrowers in agricultural production. Their cash flow and their ability to service their debt is largely dependent on the commodity prices for corn, soybeans, sugar beets, milk, beef, and a variety of dry beans. The Corporation mitigates these risks by using conservative price and production yields when calculating a borrower's available cash flow to service their debt.

     Interest rate risk ("IRR") is the exposure of the Corporation's net interest income, its primary source of income, to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution's interest earning assets and its interest bearing liabilities. IRR is the fundamental method in which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to the Corporation's earnings and capital.

     The Federal Reserve, the Corporation's primary Federal regulator, has adopted a policy requiring the Board of Directors and senior management to effectively manage the various risks that can have a material impact on the safety and soundness of the Corporation. The risks include credit, interest rate, liquidity, operational, and reputational. The Corporation has policies, procedures and internal controls for measuring and managing these risks. Specifically, the IRR policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to the Board of Directors.

     The Corporation uses several techniques to manage IRR. The first method is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of the Corporation's interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the imbedded repricing options contained in assets and liabilities. A substantial portion of the Corporation's assets are invested in loans and mortgage backed securities. These assets have imbedded options that allow the borrower to repay the balance prior to maturity without penalty. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current interest rate for residential mortgages, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in the Corporation's cash flows from these assets. Investment securities, other than those that are callable, do not have any significant imbedded options. Savings and checking deposits may generally be withdrawn on request without prior notice. The timing of cash flow from these deposits is estimated based on historical experience. Time deposits have penalties that discourage early withdrawals.

     The second technique used in the management of IRR is to combine the projected cash flows and repricing characteristics generated by the gap analysis and the interest rates associated with those cash flows to project future interest income. By changing the amount and timing of the cash flows and the repricing interest rates of those cash flows, the Corporation can project the effect of changing interest rates on its interest income. Based on the projections prepared for the year ended December 31, 2005 the Corporation's net interest income would increase during a period of increasing long term interest rates.

     The following tables provide information about the Corporation's assets and liabilities that are sensitive to changes in interest rates as of December 31, 2005 and 2004. The Corporation has no interest rate swaps, futures contracts, or other derivative financial options. The principal amounts of assets and time deposits maturing were calculated based on the contractual maturity dates. Savings and NOW accounts are based on management's estimate of their future cash flows.

QUANTITATIVE DISCLOSURES OF MARKET RISK


                                                    DECEMBER 31
                        ------------------------------------------------------------------  FAIR VALUE
                          2006      2007     2008     2009     2010   THEREAFTER    TOTAL    12/31/05
                        --------  -------  -------  -------  -------  ----------  --------  ----------
                                                    (DOLLARS IN THOUSANDS)



Rate sensitive assets
  Other interest
     bearing assets.... $  3,251  $   --   $   --   $   --   $   --     $   --    $  3,251   $  3,251
     Average interest
       rates...........     2.49%     --       --       --       --         --        2.49%
  Fixed interest rate
     securities........ $ 55,646  $41,790  $28,358  $14,484  $10,289    $32,839   $183,406   $183,406
     Average interest
       rates...........     4.02%    3.39%    3.53%    3.91%    3.83%      3.52%      3.60%
  Fixed interest rate
     loans............. $100,287  $72,422  $81,034  $52,992  $55,706    $30,414   $392,855   $396,277
     Average interest
       rates...........     6.24%    6.09%    6.22%    5.96%    6.41%      6.20%      6.19%
  Variable interest
     rate loans........ $ 48,475  $16,265  $16,143  $ 5,309  $ 4,121    $    74   $ 90,387   $ 90,387
     Average interest
       rates...........     8.46%    7.95%    7.76%    7.74%    7.87%      6.42%      8.19%
Rate sensitive
  liabilities
  Borrowed funds....... $ 17,266  $ 5,000  $ 5,113  $ 3,500  $ 8,286    $13,000   $ 52,165   $ 52,216
     Average interest
       rates...........     4.02%    3.72%    4.77%    3.66%    5.11%      4.84%      4.42%
  Savings and NOW
     accounts.......... $ 58,315  $84,868  $83,657  $23,708  $ 7,100    $   --    $257,648   $257,648
     Average interest
       rates...........     2.97%    1.05%    0.88%    0.74%    0.93%       --        1.36%
  Fixed interest rate
     time deposits..... $144,640  $48,977  $27,856  $17,451  $20,316    $   381   $259,621   $259,245
     Average interest
       rates...........     3.71%    3.99%    3.82%    3.76%    4.23%      5.29%      3.82%
  Variable interest
     rate time
     deposits.......... $    972  $   391  $     7  $   --   $   --     $   --    $  1,370   $  1,370
     Average interest
       rates...........     3.51%    3.54%    3.55%     --       --         --        3.52%




                                                    DECEMBER 31
                        ------------------------------------------------------------------  FAIR VALUE
                          2005      2006     2007     2008     2009   THEREAFTER    TOTAL    12/31/04
                        --------  -------  -------  -------  -------  ----------  --------  ----------



Rate sensitive assets
  Other interest
     bearing assets.... $    199  $   --   $   --   $   --   $   --     $   --    $    199   $    199
     Average interest
       rates...........     3.79%     --       --       --       --         --        3.79%
  Fixed interest rate
     securities........ $ 15,039  $26,096  $32,359  $24,812  $ 8,024    $56,223   $162,553   $162,567
     Average interest
       rates...........     3.87%    3.17%    2.99%    3.25%    3.81%      3.72%      3.43%
  Fixed interest rate
     loans............. $ 67,089  $53,281  $69,581  $58,933  $68,047    $41,601   $358,532   $326,590
     Average interest
       rates...........     6.44%    6.31%    6.08%    6.10%    5.81%      5.25%      6.04%
  Variable interest
     rate loans........ $ 64,199  $ 4,434  $ 8,054  $ 8,481  $ 6,320    $ 2,875   $ 94,363   $ 94,363
     Average interest
       rates...........     6.22%    6.28%    6.30%    6.01%    6.32%      8.65%      6.29%
Rate sensitive
  liabilities
  Borrowed funds....... $  3,504  $10,500  $ 4,166  $   --   $ 3,500    $ 9,312   $ 30,982   $ 26,466
     Average interest
       rates...........     2.19%    3.86%    3.49%    0.00%    3.66%      5.16%      3.99%
  Savings and NOW
     accounts.......... $ 63,549  $56,872  $73,117  $36,878  $28,915    $ 4,547   $263,878   $263,876
     Average interest
       rates...........     1.09%    0.56%    0.50%    0.35%    0.76%      0.55%      0.66%
  Fixed interest rate
     time deposits..... $118,333  $46,859  $34,415  $17,600  $12,805    $ 2,852   $232,864   $219,135
     Average interest
       rates...........     3.01%    3.87%    3.91%    3.43%    3.51%      4.11%      3.39%
  Variable interest
     rate time
     deposits.......... $    855  $   543  $   --   $   --   $   --     $   --    $  1,398   $  1,398
     Average interest
       rates...........     2.02%    2.01%     --       --       --         --        2.02%

FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Corporation's market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation's financial results, is included in the Corporation's filings with the Securities and Exchange Commission.

COMMON STOCK AND DIVIDEND INFORMATION

     There is no established market for the Corporation's common stock or public information with respect to its market price. There are occasional sales by shareholders of which management of the Corporation is aware. From January 1, 2004 through December 31, 2005 there were, so far as management knows, 267 sales of the Corporation's common stock. These sales involved 185,437 shares. The prices were reported to management in only some of the transactions and management cannot confirm the prices that were reported during this period. The highest known price paid for the Corporation's stock was $40 per share in the fourth quarter of 2005, and the lowest price was $36.36 per share in the first quarter of 2004. The following is a summary of all known transfers since January 1, 2004. All of the information has been adjusted to reflect the 10% stock dividend paid February 15, 2006.


                                                                   SALE PRICE
                                           NUMBER OF  NUMBER OF  --------------
PERIOD                                       SALES      SHARES     LOW    HIGH
------                                     ---------  ---------  ------  ------



2004
  First Quarter...........................     13        6,651   $36.36  $38.18
  Second Quarter..........................     21       36,740    38.18   38.18
  Third Quarter...........................     36        8,402    38.18   38.18
  Fourth Quarter..........................      9        3,951    38.18   38.18
2005
  First Quarter...........................     34       19,429   $38.18  $38.18
  Second Quarter..........................     53       59,717    38.18   38.18
  Third Quarter...........................     60       24,654    38.18   38.18
  Fourth Quarter..........................     41       25,893    38.18   40.00

     The following table sets forth the cash dividends paid for the following quarters, adjusted for the 10% stock dividend paid on February 15, 2006.


                                                              PER SHARE
                                                            ------------
                                                             2005   2004
                                                            -----  -----



First Quarter.............................................. $0.10  $0.10
Second Quarter.............................................  0.10   0.10
Third Quarter..............................................  0.10   0.10
Fourth Quarter.............................................  0.30   0.27
                                                            -----  -----
  TOTAL.................................................... $0.60  $0.57
                                                            =====  =====



     IBT Bancorp's authorized common stock consists of 10,000,000 shares, of which 4,974,715 shares are issued and outstanding as of December 31, 2005. As of year end 2005, there were 2,238 shareholders of record.

     In October 2002, the Corporation's Board of Directors authorized the repurchase of up to $2 million of the Corporation's common stock. This authorization does not have an expiration date. Based on repurchases since October 2002, the Corporation is currently able to repurchase up to $1.7 million of its common stock or 42,500 shares under the repurchase authorization. The following table provides information as of December 31, 2005, with respect to this plan:


                                          SHARES REPURCHASED
                                        ---------------------    MAXIMUM SHARES THAT
                                                AVERAGE PRICE  MAY BE PURCHASED UNDER
                                        NUMBER    PER SHARE     THE PLANS OR PROGRAMS
                                        ------  -------------  ----------------------
                                                    (DOLLARS IN THOUSANDS)



Balance, September 30, 2005............                                42,500
  October 1 - 31, 2005.................   --         $--                  --
  November 1 - 30, 2005................   --          --                  --
  December 1 - 31, 2005................   --          --                  --
                                          ---        ----              ------
BALANCE DECEMBER 31, 2005..............    --        $ --              42,500
                                          ===        ====              ======



SUPERVISION AND REGULATION

     IBT Bancorp is subject to supervision and regulation by the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended. A bank holding company and its subsidiaries are able to conduct only the business of commercial banking and activities closely related or incidental to it.

     Isabella Bank and Trust and Farmers State Bank are chartered by the State of Michigan and are supervised and regulated by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions. The Banks are members of the Federal Reserve System and their deposits are insured by the Federal Deposit Insurance Corporation to the extent provided by law. IBT Title is licensed and supervised by the State of Michigan.

IMPACT OF INFLATION

     The majority of assets and liabilities of financial institutions are monetary in nature. Generally, changes in interest rates have a more significant impact on earnings of the Corporation than inflation. Although influenced by inflation, changes in rates do not necessarily move in either the same magnitude or direction as changes in the price of goods and services. Inflation does impact the growth of total assets, creating a need to increase equity capital at a higher rate to maintain an adequate equity to assets ratio, which in turn reduces the amount of earnings available for cash dividends.

                            SHAREHOLDERS' INFORMATION

ANNUAL MEETING

     The Annual Meeting of Shareholders will be held at 7:00 p.m., Tuesday, April 18, 2006, Holiday Inn, 5665 E. Pickard Street, Mt. Pleasant, Michigan.

FINANCIAL INFORMATION AND FORM 10-K

Copies of the 2005 Annual Report, IBT Bancorp Form 10-K, and other financial information not contained herein may be obtained, without charge, by writing to:

Debra Campbell
Secretary
IBT Bancorp
200 East Broadway
Mt. Pleasant, Michigan 48858

                                MISSION STATEMENT

     The mission of IBT Bancorp shall be:

          To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries' autonomy.

                          EQUAL EMPLOYMENT OPPORTUNITY

     The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by IBT Bancorp, and its subsidiaries.

IBT BANCORP PROXY
200 EAST BROADWAY
MT. PLEASANT, MI  48858


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints David W. Hole, Ronald E. Schumacher, and Dale D. Weburg as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of IBT Bancorp held of record by the undersigned on March 1, 2006 at the annual meeting of shareholders to be held April 18, 2006 or any adjournments thereof.


ELECTION OF DIRECTORS:

FOR ALL NOMINEES LISTED BELOW  [ ]       WITHHOLD AUTHORITY TO VOTE  [ ]
EXCEPT AS MARKED TO THE                  FOR ALL NOMINEES LISTED
CONTRARY BELOW


(INSTRUCTION: To withhold authority to vote for any individual nominee, circle the nominee's name in the list below.)


Dennis P. Angner   David J. Maness    W. Joseph Manifold    William J. Strickler


                   (continued and to be signed on other side)


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:__________________________, 2006          ___________________________
Please mark, sign, date and return                       Signature
Proxy card promptly using the
enclosed envelope.                              ___________________________
                                                Signature (if held jointly)